Exhibit 4.3

CONFORMED COPY

TRUST DEED

DATED 28 FEBRUARY 2011

AMCOR LIMITED

AMCOR FINANCE (USA), INC.

and

AMCOR UK FINANCE LIMITED

and

DB TRUSTEES (HONG KONG) LIMITED

relating to a

€2,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

ALLEN & OVERY

Allen & Overy LLP

THIS TRUST DEED is made on 28 February 2011

BETWEEN:

(1)                                 AMCOR LIMITED, a company incorporated with, limited liability under the laws of the state of New South Wales, Australia with registered number ABN 62 000 017 372, whose registered office is at 109 Burwood Road, Hawthorn, Victoria 3122, Australia (Amcor Limited);

(2)                                 AMCOR FINANCE (USA), INC, a company incorporated with limited liability under the laws of the state of Delaware, United States of America, whose registered office is at 6600 Valley View Street, Buena Park, CA 90620, United States of America (Amcor USA and, together with Amcor Limited, the Issuers and each an Issuer);

(3)                                 AMCOR UK FINANCE LIMITED, a company incorporated with limited liability under the laws of England and Wales with registered number 4160806, whose registered office is at Amcor Central Services Bristol, 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom (Amcor UK and, together with Amcor Limited (in its capacity as guarantor of the Notes issued by Amcor USA) and Amcor USA (in its capacity as guarantor of the Notes issued by Amcor Limited), the Guarantors and each a Guarantor); and

(4)                                 DB TRUSTEES (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong, whose principal office is at Level 52, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(A)                               By a resolution of the board of directors of Amcor Limited passed on 16 February 2011, and by a resolution of the board of directors of Amcor USA passed on 18 February 2011, the Issuers have resolved to establish a Euro Medium Term Note Programme (the Programme) pursuant to which the Issuers may from time to time issue Notes as set out herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of €2,000,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued pursuant to the Programme.

(B)                               By a resolution of the board of directors of Amcor Limited passed on 16 February 2011, Amcor Limited has resolved to guarantee all Notes issued by Amcor USA under the Programme as set out herein,

(C)                               By a resolution of the board of directors of Amcor USA passed on 18 February 2011, Amcor USA has resolved to guarantee all Notes issued by Amcor Limited under the Programme as set out herein.

(D)                               By a resolution of the board of directors of Amcor UK passed on 25 February 2011, Amcor UK has resolved to guarantee all Notes issued under the Programme as set out herein.

(E)                                The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.                                      DEFINITIONS

1.1                               In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Agency Agreement means the agreement dated 28 February 2011, as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuers and the Guarantors have appointed the Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or Transfer Agents or another Principal Paying Agent or Registrar in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

Appointee means any attorney, manager, agent, delegate, nominee, custodian, receiver or other person appointed by the Trustee under these presents;

Auditors means the independent auditors for the time being of the relevant Issuer or, as the case may be, of the relevant Guarantor or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants or such financial advisers as may be nominated or approved by the Trustee for the purposes of these presents;

Authorised Signatory means any person who (a) is a Director or any other person designated as an authorised signatory by the Board of Directors at the date hereof or (b) has been notified by the Issuer in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer for the purposes of this Trust Deed and references to Authorised Signatories shall be construed accordingly;

Bearer Global Note means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note, as context may require;

Bearer Notes means those of the Notes which are for the time being in bearer form;

Board of Directors means the board of directors of the relevant Issuer or, as the case may be, either relevant Guarantor;

Calculation Agent means, in relation to all or any Series of Notes, the person initially appointed as calculation agent in relation to such Notes by the relevant Issuer and the relevant Guarantor pursuant to the Agency Agreement or, if applicable, any Successor calculation agent in relation to all or any Series of Notes;

Clearing System has the meaning set out in paragraph 1 of Schedule 3.

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

Coupon means an interest coupon appertaining to a definitive Bearer Note (other than a Zero Coupon Note), such coupon being;

(a)                                 if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 5A of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(b)                                 if appertaining to a Floating Rate Note or an Index Linked Interest Note, in the form or substantially in the form set out in Part 5B of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(c)                                  if appertaining to a definitive Bearer Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index Linked Interest Note, in such form as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 12 (Replacement of Notes, Receipts, Coupons and Talons);

Couponholders means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

Dealers means those entities named as such in the Programme Agreement and any other entity which the relevant Issuer and the relevant Guarantor may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Principal Paying Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement and references to a relevant Dealer or the relevant Dealer(s) mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the relevant Issuer has agreed the issue of the Notes of such Tranche or Series and Dealer means any one of them;

Definitive Bearer Note means a Bearer Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Bearer Global Note or part thereof or a Permanent Bearer Global Note (all as indicated in the applicable Final Terms), such Bearer Note in definitive form being in the form or substantially in the form set out in Part 3 of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

Definitive Note means a Definitive Bearer Note and/or, as the context may require, a Definitive Registered Note;

Definitive Registered Note means a Registered Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the

Agency Agreement and these presents either on issue or in exchange for a Registered Global Note or part thereof (all as indicated in the applicable Final Terms), such Registered Note in definitive form being in the form or substantially in the form set out in Part 8 of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and having a Form of Transfer endorsed thereon;

Dual Currency Interest Note means a Note in respect of which payments of interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis, as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Dual Currency Note means a Dual Currency Interest Note and/or a Dual Currency Redemption Note, as applicable;

Dual Currency Redemption Note means a Note in respect of which payments of principal are made or to be made in such different currencies, and at rates of exchange calculated upon such basis, as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Early Redemption Amount has the meaning set out in Condition 8.5 (Redemption and Purchase-Early Redemption Amounts);

euro or € means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union;

Euroclear means Euroclear Bank SA/NV;

Event of Default means any of the conditions, events or acts provided in Condition 11 (Events of Default) to be events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 1 of Schedule 3;

Final Terms has the meaning set but in the Programme Agreement;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable in arrear in respect of such period or on such date(s) as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Form of Transfer means the form of transfer endorsed on a Definitive Registered Note in the form or substantially in the form set out in Part 8 of Schedule 2;

FSMA means the Financial Services and Markets Act 2000;

Global Note means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note and/or a Registered Global Note as the context may require;

holding company means any company which is for the time being a holding company (within the meaning of Section 1159 of the Companies Act 2006);

Index Linked Interest Note means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Index Linked Note means an Index Linked Interest Note and/or an Index Linked Redemption Note, as applicable;

Index Linked Redemption Note means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

Interest Payment Date means, in relation to any Floating Rate Note or Index Linked Interest Note, either:

(a)                                 the date which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)                                 such date or dates as are indicated in the applicable Final Terms;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) being, in the case of any Definitive Note represented initially by a Global Note, the same date as the date of issue of the Global Note which initially represented such Note;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses incurred in any jurisdiction on a full indemnity basis;

London Business Day has the meaning set out in Condition 6.2(e) (Interest-Interest on Floating Rate Notes and Index Linked Interest Notes-Notification of Rate of Interest and Interest Amounts);

Maturity Date means the date on which a Note is expressed to be finally redeemable;

month means calendar month;

Note means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the relevant Issuer and the relevant Dealer(s) which has such maturity and denomination as may be agreed between the relevant Issuer and the relevant Dealer(s) and issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the

Agency Agreement and these presents and which shall, in the case of Bearer Notes, either (i) initially be represented by, and comprised in, a Temporary Bearer Global Note which may (in accordance with the terms of such Temporary Bearer Global Note) be exchanged for Definitive Bearer Notes or a Permanent Bearer Global Note, which Permanent Bearer Global Note may (in accordance with the terms of such Permanent Bearer Global Note) in turn be exchanged for Definitive Bearer Notes or (ii) be represented by, and comprised in, a Permanent Bearer Global Note which may (in accordance with the terms of such Permanent Bearer Global Note) be exchanged for Definitive Bearer Notes (all as indicated in the applicable Final Terms) and which may, in the case of Registered Notes, either be in definitive form or be represented by, and comprised in, one or more Registered Global Notes each of which may (in accordance with the terms of such Registered Global Note) be exchanged for Definitive Registered Notes or another Registered Global Note (all as indicated in the applicable Final Terms) and includes any replacements for a Note (whether a Bearer Note or a Registered Note, as the case may be) issued pursuant to Condition 12 (Replacement of Notes, Receipts, Coupons and Talons);

Noteholders means the several persons who are for the time being holders of Notes (being, in the case of Bearer Notes, the bearers thereof and, in the case of Registered Notes, the several persons whose names are entered in the register of holders of the Registered Notes as the holders thereof) save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary for Euroclear and Clearstream, Luxembourg or, in respect of Notes in definitive form held in an account with Euroclear and/or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the relevant Issuer, the relevant Guarantors and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions Noteholder, holder and holder of Notes and related expressions shall (where appropriate) be construed accordingly;

notice means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 15 (Notices);

Official List means the official list of the Singapore Stock Exchange;

Ordinary Resolution has the meaning given to it in paragraph 1, Schedule 3;

outstanding means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)                                 those Notes which have been redeemed pursuant to these presents;

(b)                                 those Notes in respect of which the date (including, where applicable, any deferred date) for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 15 (Notices) and remain available for payment in accordance with the Conditions;

(c)                                  those Notes which have been purchased and cancelled in accordance with Conditions 8.8 (Redemption and Purchase-Purchases) and 8.9 (Redemption and Purchase-Cancellation);

(d)                                 those Notes which have become void or in respect of which claims have become prescribed, in each case under Condition 10 (Prescription);

(e)                                  those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 12 (Replacement of Notes, Receipts, Coupons and Talons);

(f)                                   (for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 12 (Replacement of Notes, Receipts, Coupons and Talons); and

(g)                                  any Global Note to the extent that it shall have been exchanged for Definitive Notes or another Global Note pursuant to its provisions, the provisions of these presents and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(i)                                     the right to attend and vote at any meeting of the holders of the Notes of any Series, an Extraordinary Resolution in writing or an Ordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents through the relevant Clearing System(s) as envisaged by paragraph 1 of Schedule 3 and any direction or request by the holders of the Notes of any Series;

(ii)                                  the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 9.1, Conditions 11.1 (Events of Default), 11.2 (Enforcement) and 16 (Meetings of Noteholders, Modification, Waiver and Authorisation) and paragraphs 2, 5,6 and 9 of Schedule 3;

(iii)                               any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)                              the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series, those Notes of the relevant Series (if any) which are for the time being held by or on behalf of or for the benefit of the relevant Issuer, either of the relevant Guarantors, any Subsidiary of the relevant Issuer or the relevant Guarantor, any holding company of the relevant Issuer or either relevant Guarantor or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means, in relation to all or any Series of the Notes, the several institutions (including; where the context permits, the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the relevant Issuer and the relevant Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the Notes;

Permanent Bearer Global Note means a global note in the form or substantially in the form set out in Part 2 of Schedule 2 with such modifications (if any) as may be agreed between the relevant

Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Bearer Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents either on issue or in exchange for the whole or part of any Temporary Bearer Global Note issued in respect of such Bearer Notes;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition provided for in Condition 11 (Events of Default), would constitute an Event of Default;

Principal Paying Agent means, in relation to all or any Series of Notes, Deutsche Bank AG, Hong Kong Branch at its office at Level 52, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong or, if applicable, any Successor agent in relation to all or any Series of the Notes;

Principal Subsidiary means at any time a Subsidiary of any Issuer or any Guarantor:

(a)                                 whose annual revenues (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose total assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent in each case (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of the Group relate, are equal to) not less than 5 per cent, of the consolidated annual revenues of the Group, or, as the case may be, consolidated total assets, of the Group, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Group, provided that in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of the Group relate, the reference to the then latest audited consolidated accounts of the Group for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by Amcor Limited; or

(b)                                 to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary which immediately prior to such transfer is a Principal Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (b) on the date on which the consolidated accounts of the Group for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or, prior to or after such date, by virtue of any other applicable provision of this definition,

For the purposes of this definition;

(i)                                     if there shall not at any time be any relevant audited consolidated accounts of the Group, references thereto herein shall be deemed to be references to a consolidation (which need not be audited) by the Auditors or such other person as the Trustee may in its absolute discretion approve of the relevant audited accounts of Amcor Limited and its Subsidiaries;

(ii)                                  if (i) any Subsidiary shall not in respect of any relevant financial period for whatever reason produce audited accounts or (ii) any Subsidiary shall not have produced at the relevant time for the calculations required pursuant to this definition audited accounts for the same period as (or a period which the Trustee in its absolute discretion shall consider to be substantially comparable to) the period to which the latest audited consolidated accounts of the Group relate, then there shall be substituted for the purposes of this definition the management accounts of such Subsidiary for such period, such accounts to be accompanied by a certificate addressed to the Trustee signed by two Authorised Signatories confirming that such accounts are the appropriate accounts to be used in making the calculations required by this definition;

(iii)                               where any Subsidiary is not wholly owned by any Issuer or any Guarantor (as the case may be), there shall be excluded from all calculations all amounts attributable to minority interests;

(iv)                              in calculating any amount, all amounts owing by or to any Issuer or any Guarantor (as the case may be) and any Subsidiary to or by any Issuer or any Guarantor (as the case may be) and any Subsidiary shall be excluded; and

(v)                                 in the event that accounts of any companies being compared are prepared on the basis of different generally accepted accounting principles, there shall be made such adjustments to any relevant financial items as two Authorised Signatories shall certify in writing to the Trustee as being necessary to achieve a true and fair comparison of such financial items.

A certificate or report by two Authorised Signatories of Amcor Limited addressed to the Trustee, that in their opinion a Subsidiary of an Issuer or a Guarantor (as the case may be) is or is not or was or was not at any particular time or throughout a specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties.

Programme means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

Programme Agreement means the agreement of even date herewith between the Issuers, the Guarantors and the Dealers named therein (or deemed named therein) concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

Receipt means a receipt attached on issue to a Definitive Bearer Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part 4 of Schedule 2 or in such other form as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 12 (Replacement of Notes, Receipts, Coupons and Talons);

Receiptholders means the several persons who are for the time being holders of the Receipts;

Registered Global Note means a Regulation S registered global note in the form or substantially in the form set out in Part 7 of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Registered Notes of the same Series sold to non-US persons outside the United States of America in reliance on Regulation S under the Securities Act, issued by the relevant Issuer pursuant to the Programme

Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents;

Registered Notes means those of the Notes which are for the time being in registered form;

Registrar means, in relation to all or any Series of the Registered Notes, Deutsche Bank Luxembourg S.A. at its office at Level 2, Boulevard Konrad Adenauer, L-1115 Luxembourg, Luxembourg or, if applicable, any Successor registrar in relation to all or any Series of the Notes;

Relevant Date has the meaning set out in Condition 9 (Taxation);

relevant Guarantor means, where Amcor Limited is the relevant Issuer, each of Amcor USA and Amcor UK (in their capacities as Guarantors under Clause 7) and, where Amcor USA is the relevant Issuer, each of Amcor Limited and Amcor UK (in their capacities as guarantors under Clause 7), and relevant Guarantors shall be construed accordingly;

relevant Issuer means in relation to any issue or proposed issue of Notes whichever of Amcor Limited or Amcor USA which is the Issuer or is the proposed issuer of such Notes as indicated in the applicable Final Terms or any entity substituted for such Issuer pursuant to Clause 24 hereof;

repay, redeem and pay shall each include both of the others and cognate expressions shall be construed accordingly;

Securities Act means the United States Securities Act of 1933, as amended;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series, holders of Notes of the relevant Series and related expressions shall (where appropriate) be construed accordingly;

Singapore Stock Exchange means Singapore Exchange Securities Trading Limited or such other body to which its functions have been transferred;

Stock Exchange means the Singapore Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

Successor means, in relation to the Principal Paying Agent, the other Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further principal paying agent, paying agents, registrar, transfer agents and calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the case of the Principal Paying Agent and the Registrar being within the same city as those for which it is substituted) as may from time to time be nominated, in each case by the relevant Issuer and the relevant Guarantors, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to Clause 14(I) in accordance with Condition 15 (Notices);

Talonholders means the several persons who are for the time being holders of the Talons;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Bearer Notes (other than Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part 6 of Schedule 2 or in such other form as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 12 (Replacement of Notes, Receipts, Coupons and Talons);

Tax Jurisdiction has the meaning given to it in Condition 9 (Taxation);

Temporary Bearer Global Note means a temporary global note in the form or substantially in the form set out in Part 1 of Schedule 2 together with the copy of the applicable Final Terms annexed thereto with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), comprising some or all of the Bearer Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained;

Tranche means all Notes which are identical in all respects (including as to listing);

Transfer Agents means, in relation to all or any Series of Registered Notes, the several institutions at their respective specified offices initially appointed as transfer agents in relation to such Notes by the relevant Issuer and the relevant Guarantors pursuant to the Agency Agreement and/or, if applicable, any Successor transfer agents at their respective specified offices in relation to all or any Series of Registered Notes;

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

Zero Coupon Note means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2                               (a)                                 All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the relevant Issuer or the relevant Guarantor under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 7.7 (Payments-Interpretation of principal and interest).

(b)                                 All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment

(b)                                 All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(c)                                  All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(d)                                 All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include references to any additional or alternative clearing system as is approved by the relevant Issuer, the Principal Paying Agent and the Trustee or as may otherwise be specified in the applicable Final Terms.

(e)                                  Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 2006 (as amended or re-enacted from time to time).

(f)                                   In this Trust Deed references to Schedules, Clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(g)                                  In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(h)                                 All references in these presents to taking proceedings against the relevant Issuer and/or either relevant Guarantor shall be deemed to include references to proving in the winding up of the relevant Issuer and/or the relevant Guarantor (as the case may be).

1.3                               Words and expressions defined in these presents (including the Conditions) or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.

1.4                               Subject to the provisions of Condition 5 (Redenomination), all references in these presents to the relevant currency shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

1.5                               Any reference to a written notice or approval being given by the Trustee shall, for the avoidance of doubt, be deemed to include such notice or approval being given by e-mail.

2.                                      AMOUNT AND ISSUE OF THE NOTES

2.1                               Amount of the Notes, Final Terms and Legal Opinions

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3.5 of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the second London Business Day preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms and drafts of all legal opinions to be given in relation to the relevant issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed, on the date of any amendment or supplement to or restatement of these presents or the Agency Agreement and on such other occasions as the Trustee so requests (on the basis that the Trustee reasonably considers it necessary in view of a change (or proposed change) in the law of the state of New South Wales, Australia, the laws of the state of Delaware, United States of America or in English law affecting the relevant Issuer or, as the case may be, either relevant Guarantor, these presents, the Programme Agreement or the Agency Agreement or the Trustee has other reasonable grounds), the relevant Issuer or, as the case may be, the relevant Guarantors will procure that (a) further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may reasonably require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

2.2                               Covenant to repay principal and to pay interest

The relevant Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them or any instalment of principal in respect thereof becomes due to be redeemed, or on such earlier date as the same or any part thereof may become due and repayable thereunder, in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4) PROVIDED THAT:

(a)                                 every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Principal Paying Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the relevant Issuer in this Clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be);

(b)                                 in the case of any payment of principal which is not made to the Trustee or the Principal Paying Agent on or before the due date or on accelerated maturity following an Event of Default, interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 8.10 (Redemption and Purchase-Late payment on Zero Coupon Notes) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(c)                                  in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (b) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 8.10 (Redemption and Purchase-Late payment on Zero Coupon Notes) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 15 (Notices)) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, PROVIDED THAT, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant and the other covenants in this Trust Deed on trust for the Noteholders, the Receiptholders and the Couponholders and itself in accordance with these presents.

2.3                               Trustee’s requirements regarding Paying Agents etc

At any time after an Event of Default or a Potential Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 10 to the relevant Noteholders, Receiptholders and/or Couponholders, the Trustee may:

(a)                                 by notice in writing to the relevant Issuer, the relevant Guarantors, the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents require the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents pursuant to the Agency Agreement:

(i)                                     to act thereafter as Principal Paying Agent, Registrar, Transfer Agents and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Principal Paying Agent, Registrar, Transfer Agents and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

(ii)                                  to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons to the Trustee or as the Trustee shall direct in such notice PROVIDED THAT such notice shall be deemed not to apply to any documents or records which the Principal Paying Agent, Registrar, Transfer Agent or other Paying Agent is obliged not to release by any law or regulation; and

(b)                                 by notice in writing to the relevant Issuer and the relevant Guarantors require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Principal Paying Agent and with effect from the issue of any such notice to the relevant Issuer and the relevant Guarantors and until such notice is withdrawn proviso (a) to Clause 2.2 relating to the Notes shall cease to have effect.

2.4                               If the Floating Rate Notes or Index Linked Interest Notes of any Series become immediately due and repayable under Condition 11.1 (Events of Default) the rate and/or amount of interest payable in respect of them will be calculated by the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 6 (Interest) except that the rates of interest need not be published.

2.5                               Currency of payments

All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

2.6                               Further Notes

The relevant Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes (whether in bearer or registered form) having terms and conditions the same as the Notes of any Series (or the same in all respects save for the amount and date of the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

2.7                               Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 25 (both inclusive) and 26.2 and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions Notes, Noteholders, Receipts, Receiptholders, Coupons, Couponholders, Talons and Talonholders shall (where appropriate) be construed accordingly.

3.                                      FORMS OF THE NOTES

3.1                               Bearer Global Notes

(a)                                 The Bearer Notes of each Tranche will initially be represented by a single Temporary Bearer Global Note or a single Permanent Bearer Global Note, as indicated in the applicable Final Terms. Each Temporary Bearer Global Note shall be exchangeable, upon a request as described therein, for either Definitive Bearer Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, or a Permanent Bearer Global Note in each case in accordance with the provisions of such Temporary Bearer Global Note. Each Permanent Bearer Global Note shall be exchangeable for Definitive Bearer Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Bearer Global Note. All Bearer Global Notes shall be prepared, completed and delivered to a common depositary for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme

Agreement or to another appropriate depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement

(b)                                 Each Temporary Bearer Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 2 and may be a facsimile. Each Temporary Bearer Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed on behalf of the relevant Issuer manually or in facsimile by a person duly authorised by the relevant Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. Each Temporary Bearer Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

(c)                                  Each Permanent Bearer Global Note shall be printed or typed in the form or substantially in the form set out in Part 2 of Schedule 2 and may be a facsimile. Each Permanent Bearer Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed on behalf of the relevant Issuer manually or in facsimile by a person duly authorised by the relevant Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. Each Permanent Bearer Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

3.2                               Registered Global Notes

The Registered Notes of each Tranche will be issued in definitive form or will be represented by one or more Registered Global Notes as indicated in the applicable Final Terms. Each Registered Global Note shall be exchangeable for Definitive Registered Notes in accordance with the provisions of such Registered Global Note. Each Registered Global Note shall be prepared, completed and delivered to, , and registered in the name of, a common nominee of or a common depositary for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate nominee or depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement. Each Registered Global Note shall be printed or typed in the form or substantially in the form set out in Part 7 of Schedule 2 and may be a facsimile. Each Registered Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Registrar. Each Registered Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer.

3.3                               Definitive Bearer Notes and Definitive Registered Notes

(a)                                 The Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Part 3, Part 4, Part 5 and Part 6, respectively, of Schedule 2. The Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions may be incorporated by reference into such Definitive Bearer Notes unless not so permitted by the relevant Stock Exchange (if any), or the Definitive Bearer Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Bearer Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof). Title to the Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(b)                                 The Definitive Registered Notes shall be in registered form and shall be issued in the form or substantially in the form set out in Part 8 of Schedule 2, shall be serially numbered, shall be endorsed with a Form of Transfer and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the Conditions may be incorporated by reference into such Definitive Registered Notes unless not permitted by the relevant Stock Exchange (if any), or the Definitive Registered Notes shall be endorsed with or have attached thereto the Conditions, and, in either such case, the Definitive Registered Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof). Title to the Definitive Registered Notes shall pass upon the registration of transfers in the register kept by the Registrar in respect thereof in accordance with the provisions of the Agency Agreement and these presents.

(c)                                  The Definitive Notes shall be signed on behalf of the relevant Issuer manually or in facsimile by a person duly authorised by the relevant Issuer and shall be authenticated by or on behalf of the Principal Paying Agent (in the case of the Definitive Bearer Notes) or the Registrar (in the case of Definitive Registered Notes). The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and Talons, upon execution and authentication of the relevant Definitive Bearer Notes, shall be binding and valid obligations of the relevant Issuer. The Receipts, the Coupons and the Talons shall not be signed. No Definitive Bearer Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Bearer Note shall be binding or valid until such Definitive Bearer Note shall have been executed and authenticated as aforesaid. No Bearer Note may be exchanged for a Registered Note or vice versa.

3.4                               Facsimile signatures

The relevant Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is duly authorised by the relevant Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be so authorised.

3.5                               Persons to be treated as Noteholders

Except as ordered by a court of competent jurisdiction or as required by law, the relevant Issuer, the relevant Guarantors, the Trustee, the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) for the purposes of making payment thereon or on account thereof deem and treat the bearer of any Bearer Global Note, Definitive Bearer Note, Receipt, Coupon or Talon and the registered holder of any Registered Global Note or Definitive Registered Note as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer or, as the case may be, the registered holder and (ii) shall for all other purposes deem and treat:

(i)                                     the bearer of any Definitive Bearer Note, Receipt, Coupon or Talon and the registered holder of any Definitive Registered Note; and

(ii)                                  each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg or such other additional or alternative clearing system approved by the relevant Issuer, the Trustee and the Principal Paying Agent, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream, Luxembourg or any other form of record made by any of them) or as to the identity of the bearer of any Bearer Global Note, Definitive Bearer Note, Receipt, Coupon or Talon or of the registered holder of any Registered Global Note or Definitive Registered Note.

3.6                               Reliance on Certification of a Clearing System

The Trustee may call for any certificate, letter of confirmation or other document to be issued by or on behalf of Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes represented by a Global Note standing to the account of any person. Any such certificate, letter of confirmation or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate, letter of confirmation or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures and in which the holder of a particular principal amount of Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate, letter of confirmation or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

4.                                      FEES, DUTIES AND TAXES

The Issuers will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable in Australia, Belgium, Luxembourg, the United Kingdom, the United States or Singapore in connection with the execution and delivery of these presents, and the relevant Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (a) the constitution and original issue of the Notes, the Receipts and the Coupons and (b) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.                                      COVENANT OF COMPLIANCE

Each of the relevant Issuer and each relevant Guarantor severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the relevant Issuer, the relevant Guarantors, the Noteholders, the Receiptholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the relevant Issuer and each relevant Guarantor under the Notes, the Receipts and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes, the Receipts and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

6.                                      CANCELLATION OF NOTES AND RECORDS

6.1                               The relevant Issuer shall procure that all Notes issued by it which are (a) redeemed or (b) purchased by or on behalf of the relevant Issuer, either of the relevant Guarantors or any Subsidiary of the relevant Issuer or either of the relevant Guarantors and surrendered for cancellation or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 (Replacement of Notes, Receipts, Coupons and Talons) (together in each case, in the case of Definitive Bearer Notes, with all unmatured Receipts and Coupons attached thereto or delivered therewith), and all Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 (Replacement of Notes, Receipts, Coupons and Talons), shall forthwith be cancelled by or on behalf of the relevant Issuer and a certificate stating:

(i)                                     the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(ii)                                  the serial numbers of such Notes in definitive form and Receipts (distinguishing between Bearer Notes and Registered Notes);

(iii)                               the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(iv)                              the aggregate amount of interest paid (and the due dates of such payments) on Global Notes and/or on Definitive Registered Notes;

(v)                                 the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the relevant Issuer, either of the relevant Guarantors or any Subsidiary of the relevant Issuer or either of the relevant Guarantors and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Bearer Notes, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(vi)                              the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(vii)                           the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Bearer Notes bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Definitive Bearer Notes to which such missing unmatured Coupons appertained; and

(viii)                        the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons,

shall be given to the Trustee by or on behalf of the relevant Issuer as soon as possible and in any event within one month after the end of each calendar quarter during which any such redemption, purchase, payment, exchange or replacement (as the case may be) takes place. The Trustee may accept such certificate as conclusive evidence of redemption, purchase, payment, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2                               The relevant Issuer shall use all reasonable endeavours to procure (a) that the Principal Paying Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption or purchase by or on behalf of the relevant Issuer, either relevant Guarantor or any Subsidiary of the relevant Issuer or either relevant Guarantor, any cancellation or any payment (as the case may be) and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons, (b) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.                                      GUARANTEE

7.1                               Each relevant Guarantor hereby irrevocably and unconditionally and on a joint and several basis, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the relevant Issuer or any other Subsidiary of Amcor USA and Amcor UK, guarantees to the Trustee:

(a)                                 the due and punctual payment in accordance with the provisions of these presents of the principal of and interest on all Notes issued by the relevant Issuer and of any other amounts payable by the relevant Issuer under these presents; and

(b)                                 the due and punctual performance and observance by the relevant Issuer of each of the other provisions of these presents to be performed or observed by the relevant Issuer.

7.2                               If the relevant Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the relevant Guarantors shall cause each and every such payment to be made as if the relevant Guarantors on a joint and several basis instead of the relevant Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the relevant Issuer’s obligations) to the intent that the holder of the relevant Note, Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the relevant Issuer.

7.3                               If any payment received by the Trustee or any Noteholder, Receiptholder or Couponholder pursuant to the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the relevant Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of either relevant Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the relevant Issuer and the relevant Guarantors shall on a joint and several basis indemnify the Trustee and the relative Noteholders and/or Receiptholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the relevant Issuer and/or the relevant Guarantor under this subclause shall, as regards each payment made to the Trustee or any Noteholder, Receiptholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the relevant Issuer or other persons entitled through the relevant Issuer.

7.4                               Each relevant Guarantor hereby agrees that its obligations hereunder shall be unconditional and that the relevant Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the relevant Issuer of, or of any defence or counter-claim whatsoever available to the relevant Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the relevant Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the relevant Issuer by or on behalf of the relative Noteholders or the relative Receiptholders or Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 19, whether or not there have been any dealings or transactions between the relevant Issuer, any of the relative Noteholders, Receiptholders or Couponholders or the Trustee, whether or not the relevant Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the relevant Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly, the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the relevant Issuer under these presents and this guarantee shall not be discharged nor shall the liability of either relevant Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

7.5                               Without prejudice to the provisions of Clause 9.1, the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the relevant Issuer and may from time to time make any arrangement or compromise with the relevant Guarantors in relation to this guarantee which the Trustee may consider expedient in the interests of the relative Noteholders, Receiptholders or Couponholders.

7.6                               Each relevant Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the relevant Issuer, any right to require a proceeding first against the relevant Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and hereby covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the relevant Issuer under these presents, shall not be discharged except by complete performance of the obligations contained in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from either relevant Guarantor or otherwise.

7.7                               If any moneys shall become payable by either relevant Guarantor under this guarantee, neither relevant Guarantor shall, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)                                 in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)                                 in respect of any other moneys for the time being due to either relevant Guarantor by the relevant Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the relevant Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the relevant Issuer any payment or distribution of assets of the relevant Issuer of any kind or character, whether in cash, property or securities, shall be received by the relevant Guarantor before payment in full of all amounts payable under these presents shall have been made to the relative Noteholders, Receiptholders, Couponholders and the Trustee, such payment or distribution shall be received by the relevant Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10 on the basis that Clause 10 does not apply separately and independently to each Series of the Notes, save that nothing in this subclause 7.7 shall operate so as to create any charge by the relevant Guarantor over any such payment or distribution.

7.8                               Until all amounts which may be or become payable by the relevant Issuer under these presents have been irrevocably paid in full, the Trustee may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the relevant Guarantor shall not be entitled to the benefit of the same; and

(b)                                 hold in a suspense account any moneys received from either relevant Guarantor or on account of the relevant Guarantors’ liability under this guarantee, without liability to pay interest on those moneys.

7.9                               The obligations of each relevant Guarantor under these presents constitute direct, unconditional and (subject to the provisions of Condition 4 (Negative Pledge)) unsecured obligations of the relevant Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the relevant Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

8.                                      NON-PAYMENT

Proof that as regards any specified Note, Receipt or Coupon the relevant Issuer or, as the case may be, either relevant Guarantor has made default in paying any amount due in respect of such Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes, Receipts or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.                                      PROCEEDINGS, ACTION AND INDEMNIFICATION

9.1                               The Trustee shall not be bound to take any action or proceedings mentioned in Conditions 11.1 (Events of Default) and/or 11.2 (Enforcement) or any other action under or in relation to these presents unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-quarter in aggregate nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

9.2                               Only the Trustee may enforce the provisions of these presents. No Noteholder, Receiptholder or Couponholder shall be entitled to (i) take any steps or action directly against the relevant Issuer or either relevant Guarantor to enforce the performance of any of the provisions of these presents or (ii) take any other proceedings (including lodging an appeal in any proceedings) in respect of or concerning the relevant Issuer or either relevant Guarantor, in each case unless the Trustee having become bound as aforesaid to take any such action, steps or proceedings fails to do so within a reasonable period and such failure is continuing.

9.3                               The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

10.                               APPLICATION OF MONEYS

All moneys received by the Trustee under these presents from the relevant Issuer or, as the case may be, either relevant Guarantor (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void or in respect of which claims have become prescribed under Condition 10 (Prescription)) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents from the relevant Issuer or, as the case may be, either relevant Guarantor to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 12):

First in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(j) to the Trustee and/or any Appointee;

Secondly in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

Thirdly in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

Fourthly in payment of the balance (if any) to the relevant Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the relevant Issuer shall be dealt with as between the relevant Issuer, the relevant Guarantors and any other person).

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 10 (Prescription), the Trustee will hold such moneys on the above trusts.

11.                               NOTICE OF PAYMENTS

The Trustee shall give notice to the relevant Noteholders in accordance with Condition 15 (Notices) of the day fixed for any payment to them under Clause 10. Such payment may be made in accordance with Condition 7 (Payments) and any payment so made shall be a good discharge to the Trustee.

12.                               INVESTMENT BY TRUSTEE

12.1                        The Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal and interest on the Notes of any Series in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments and to accumulate such investments and the resulting interest and other income derived therefrom. The accumulated investments shall be applied under Clause 10. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(j) to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders of such Series or the holders of the related Receipts and/or Coupons, as the case may be.

12.2                        Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.                               PARTIAL PAYMENTS

Upon any payment under Clause 10 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee, the Paying Agent or the Registrar by or through whom such payment is made and the Trustee shall or shall cause the Paying Agent or, as the case may be, the Registrar to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case or generally in relation to Registered Notes dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.                               COVENANTS BY THE RELEVANT ISSUER AND THE RELEVANT GUARANTORS

Each of the relevant Issuer and each relevant Guarantor severally covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (g), (h), (l), (m), (o) and (q) so long as any of such Notes or the relative Receipts or Coupons remains liable to prescription or, in the case of paragraph (n), until the expiry of a period of 30 days after the Relevant Date in respect of the payment of principal in respect of all such Notes remaining outstanding at such time) it shall:

(a)                                 give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the relevant Issuer or the relevant Guarantor (as the case may be) of all such certificates called for by the Trustee pursuant to Clause 16(c)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b)                                 cause to be prepared in respect of each financial accounting period accounts which legally or contractually should be issued in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange and forthwith provide an English version of such accounts to the Trustee;

(c)                                  at all times keep and procure its Subsidiaries (if any) to keep proper books of account and allow and procure its Subsidiaries (if any) to allow the Trustee and any person appointed by the Trustee to whom the relevant Issuer, the relevant Guarantor or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours upon giving reasonable prior notice where practicable;

(d)                                 send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the relevant Issuer or the relevant Guarantor) a copy (which may be sent via electronic communication) in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(e)                                  forthwith give notice in writing to the Trustee of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 4.1 (Negative Pledge) or of the occurrence of any Event of Default or any Potential Event of Default or any event that gives rise to a put event pursuant to Condition 8.4 (Redemption at the option of the Noteholders (Investor Put));

(f)                                   give to the Trustee (i) within 14 days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited annual accounts (if any) and in any event not later than 180 days after the end of each such financial period a certificate in or substantially in the form set out in Schedule 4 signed by two Authorised Signatories of Amcor Limited that, having made reasonable enquiries, to the best of the knowledge, information and belief of the relevant signatories, as at a date not more than seven days before delivering such certificate (the relevant certification date) there did not exist and had not existed since the relevant certification date of the previous certificate (or, in the case of the first such certificate, the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same)

(g)                                  so far as permitted by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee for the purpose of discharging its functions under, or giving effect to, these presents;

(h)                                 at all times maintain a Principal Paying Agent, a Registrar, Transfer Agents and other Paying Agents in accordance with the Conditions;

(i)                                     use all reasonable endeavours to procure the Principal Paying Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of the relative Receipts or Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes, Receipts or Coupons as the case may be;

(j)                                    in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Receipts or Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 15 (Notices) that such payment has been made;

(k)                                 use all reasonable endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used all reasonable endeavours or if the obtaining or the maintenance of such quotation or listing is agreed by the Trustee to be unduly onerous and the Trustee is of the opinion that to do so would not be materially prejudicial to the interests of the Noteholders, use all reasonable endeavours to obtain and maintain a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets as the relevant Issuer may (with the prior written approval of the Trustee) decide and also upon obtaining a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(l)                                     give notice to the Noteholders in accordance with Condition 15 (Notices) of any appointment, resignation or removal of any Principal Paying Agent, Calculation Agent, Registrar, Transfer Agent or other Paying Agent (other than the appointment of the initial Principal Paying Agent, Calculation Agent, Registrar, Transfer Agents and other Paying Agents) and not make any such appointment or removal without the Trustee’s written approval, such approval not to be unreasonably withheld or delayed, PROVIDED ALWAYS THAT so long as any of the Notes remains outstanding (in the case of the termination of the appointment of the Calculation Agent or the Registrar) or so long as any of the Notes, Receipts or Coupons remains liable to prescription (in the case of the termination of the appointment of the Principal Paying Agent), no such termination shall take effect until a new Principal Paying Agent, Registrar or Calculation Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(m)                             send to the Trustee, not less than 5 London Business Days prior to which any such notice is to be given, the form of every notice to be given to Noteholders in accordance with Condition 15 (Notices) and obtain the prior approval of the Trustee to, and promptly give to the Trustee two copies of, the final form of every notice to be given to the Noteholders in accordance with Condition 15 (Notices) (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the FSMA of a communication within the meaning of Section 21 of the FSMA);

(n)                                 if payments by the relevant Issuer or either relevant Guarantor of principal or interest in respect of the Notes or relative Receipts or Coupons shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to a Tax Jurisdiction, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 9 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to a Tax Jurisdiction of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid; such supplemental trust deed also (where applicable) to modify clause 23.1(a)(ii) and Condition 8.2 (Redemption and Purchase-Redemption for tax reasons) so that such clause and such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

(o)                                 comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Principal Paying Agent, the Registrar, any Transfer Agent and the other Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.3(a) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee and use all reasonable endeavours to make such amendments to the Agency Agreement as the Trustee may require;

(p)                                 in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two Authorised Signatories of the relevant Issuer or two Authorised Signatories of the relevant Guarantor (as appropriate) setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(i)                                     up to and including the date of such certificate have been purchased by the relevant Issuer, either relevant Guarantor, any Subsidiary of the relevant Issuer or either relevant Guarantor, any holding company of the relevant Issuer or either relevant Guarantor or any other Subsidiary of such holding company and cancelled; and

(ii)                                  are at the date of such certificate held by, for the benefit of, or on behalf of, the relevant Issuer, either relevant Guarantor, any Subsidiary of the relevant Issuer or either relevant Guarantor, any holding company of the relevant Issuer or either relevant Guarantor or any other Subsidiary of such holding company;

(q)                                 use all reasonable endeavours to procure its Subsidiaries to comply with all applicable provisions of Condition 8.8 (Redemption-Purchases);

(r)                                    use all reasonable endeavours to procure that each of the Paying Agents, the Transfer Agents and the Registrar makes available for inspection by Noteholders, Receiptholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the relevant Issuer and the relevant Guarantor;

(s)                                   if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office in the United States of America of any Paying Agent promptly give notice thereof to the relative Noteholders in accordance with Condition 15 (Notices);

(t)                                    promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement;

(u)                                 prior to making any modification or amendment or supplement to these presents, procure the delivery of (a) legal opinion(s) as to English, and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

(v)                                 use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause or otherwise as soon as practicable after such request;

(w)                               give to the Trustee (i) on the date hereof and (ii) at the same time as sending to it the certificates referred to in paragraph (g) above, a certificate by two Authorised Signatories of Amcor Limited addressed to the Trustee (with a form and content satisfactory to the Trustee) listing those Subsidiaries of any Issuer or any Guarantor (as the case may be) which as at the date hereof, as at the relevant certification date (as defined in paragraph (g) above) of the relevant certificate given under paragraph (g) above or, as the case may be, as at the first day on which the then latest audited consolidated accounts of the Group became available were Principal Subsidiaries for the purposes of Condition 11 (Events of Default); and

(x)                                 give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary of any Issuer or any Guarantor (as the case may be) which thereby becomes a Principal Subsidiary, a certificate by two Authorised Signatories addressed to the Trustee (with a form and content satisfactory to the Trustee) to such effect.

15.                               REMUNERATION AND INDEMNIFICATION OF TRUSTEE

15.1                        The relevant Issuer (failing whom, the relevant Guarantors) shall pay to the Trustee, by way of remuneration for its services as trustee of these presents, such amount as shall be agreed from time to time by exchange of letters between the relevant Issuer and the Trustee. Such remuneration shall accrue from day to day from the date of this Trust Deed and be payable (in priority to payments to Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee PROVIDED THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will be deemed not to have ceased to accrue and will continue to accrue until payment to such Noteholder, Receiptholder or Couponholder is duly made.

15.2                        In the event of the occurrence of an Event of Default or a Potential Event of Default, the relevant Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration, which may be calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee considers it expedient or necessary or being requested by the relevant Issuer or either relevant Guarantor to undertake duties which the Trustee considers to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the relevant Issuer (failing whom the relevant Guarantors on a joint and several basis) shall pay to the Trustee such additional remuneration as may be calculated at its normal hourly rates in force from time to time..

15.3                        The relevant Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4                        In the event of the Trustee and the relevant Issuer failing to agree:

(a)                                 (in a case to which subclause 15.1 above applies) upon the amount of the remuneration; or

(b)                                 (in a case to which subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being payable by the relevant Issuer) and the determination of any such person shall be final and binding upon the Trustee and the relevant Issuer

15.5                        The relevant Issuer (failing whom, the relevant Guarantors on a joint and several basis) shall also pay or discharge all Liabilities incurred by the Trustee and every Appointee in relation to the preparation and execution of the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

15.6                        All amounts payable pursuant to subclause 15.5 above and/or Clause 16(j) shall be payable by the relevant Issuer (or the relevant Guarantors on a joint and several basis, as the case may be) on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at the rate equal to 2 per cent, above the base rate of National Westminster Bank Plc from the date such demand is made and in all other cases shall (if not paid within 30 days after the date of such demand or, if such demand specifies that payment is to be made on an earlier date, on such earlier date) carry interest at such rate from such thirtieth day of such other date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

15.7                        The relevant Issuer and each relevant Guarantor hereby further undertakes to the Trustee that all monies payable by the relevant Issuer (failing whom, the relevant Guarantors on a joint and several basis) to the Trustee under this Clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the relevant Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the relevant Issuer to the Trustee under this Clause in the absence of any such set-off, counterclaim, deduction or withholding.

15.8                        Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 16(j) shall continue in full force and effect notwithstanding such discharge.

15.9                        The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

16.                               SUPPLEMENT TO TRUSTEE ACTS

Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)                                 The Trustee may in relation to these presents act on the advice or opinion of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the relevant Issuer, either relevant Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)                                 Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission, electronic mail or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission, electronic mail or cable although the same shall contain some error or shall not be authentic.

(c)                                  The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Authorised Signatories of the relevant Issuer and/or either relevant Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)                                 The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)                                  The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the relevant Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(f)                                   The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default or event that gives rise to a put right pursuant to Condition 8.4 (Redemption at the option of the Noteholders (Investor Put)) has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default or event that gives rise to a put right pursuant to Condition 8.4 (Redemption at the option of the Noteholders (Investor Put)) has occurred and that the relevant Issuer and each relevant Guarantor is observing and performing all its obligations under these presents.

(g)                                  Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the

Trustee and the Noteholders, the Receiptholders and Couponholders shall be conclusive and binding on the Noteholders, the Receiptholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Noteholders or otherwise under any provision of these presents or to take at such request or direction or otherwise any other action under any provision of these presents, without prejudice to the generality of Clause 9.1, unless it shall first be indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

(h)                                 The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution or Ordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed or any Extraordinary Resolution passed by way of electronic consents received through the relevant Clearing System(s) in accordance with these presents or any direction or request of the holders of the Notes of all or any Series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution or Ordinary Resolution in writing), or (in the case of an Extraordinary Resolution, Ordinary Resolution, direction or request) it was not signed by the requisite number of Noteholders), or (in the case of an Extraordinary Resolution passed by way of electronic consents received through the relevant Clearing System(s) in accordance with these presents) the requisite number of consents was not received, or that for any reason the resolution, direction or request was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

(i)                                     The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)                                    Without prejudice to the right of indemnity by law given to trustees, each of the relevant Issuer and each of the relevant Guarantors shall severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appoinment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment (including all Liabilities incurred in disputing or defending any of the foregoing).

(k)                                 Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For any avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

(l)                                     The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the relevant Issuer, either relevant Guarantor or any other person in connection with these presents and no Noteholder,

Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(m)                             Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the relevant Issuer or the relevant Guarantor as relevant and any rate, method and date so agreed shall be binding on the relevant Issuer, the relevant Guarantors, the Noteholders, the Receiptholders and the Couponholders.

(n)                                 The Trustee may certify that any of the conditions, events and acts set out in paragraphs (b) to (d) (other than the winding up or dissolution of the relevant Issuer or, where Amcor Limited is acting as Guarantor, Amcor Limited) and (e) to (i) (each inclusive) of Condition 11.1 (Events of Default) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the relevant Issuer, the relevant Guarantors, the Noteholders, the Receiptholders and the Couponholders.

(o)                                 The Trustee as between itself and the Noteholders, the Receiptholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, the Receiptholders and the Couponholders.

(p)                                 In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class with respect to their rights under these presents and shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer, either relevant Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 9 (Taxation) and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(q)                                 Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his proper charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(r)                                    The Trustee may whenever it considers it expedient in the interests of the Noteholders delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided the Trustee has exercised reasonable care in selecting such delegate, the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the relevant Issuer and the relevant Guarantors.

(s)                                   The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(t)                                    The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

(u)                                 The Trustee shall not be responsible for the execution, delivery, legality, efficacy, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(v)                                 The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(w)                               Subject to the requirements, if any, of the relevant Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under these presents without executing or filing any paper or document or any further act on the part of the parties thereto.

(x)                                 The Trustee shall not be bound to take any action in connection with these presents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that it will be indemnified and/or secured and/or prefundedagainst all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify and/or secure and/or prefund it.

(y)                                 No provision of these presents shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security and/or prefunding against such risk or Liability is not assured to it.

(z)                                  Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to Clause 14(p)) that no Notes are held by, for the benefit of, or on behalf of, the relevant Issuer, either relevant Guarantor, any other Subsidiary of the relevant Issuer or either relevant Guarantor, any holding company of the relevant Issuer or either relevant Guarantor or any other Subsidiary of such holding company.

(aa)                          The Trustee shall have no responsibility whatsoever to the relevant Issuer, either relevant Guarantor, any Noteholder, Receiptholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency.

(bb)                          Any certificate or report of the Auditors or any other expert called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other expert in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

(cc)                            The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

(dd)                          The Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of these presents.

(ee)                            When determining whether an indemnity or prefunding or any security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England and Wales or elsewhere and the risk, however remote, of any award of damages against it in England and Wales or elsewhere.

(ff)                              The Trustee shall be entitled to require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

(gg)                            The Trustee may call for and rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the nominal amount of Notes represented by a Global Note. Any such records, certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

17.                               TRUSTEE’S LIABILITY

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for gross negligence, wilful default, breach of duty or breach of trust of which it may be guilty in relation to its duties under these presents.

18.                               TRUSTEE CONTRACTING WITH THE RELEVANT ISSUER AND THE RELEVANT GUARANTORS

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)                                 entering into or being interested in any contract or financial or other transaction or arrangement with the relevant Issuer, either relevant Guarantor or any person or body corporate associated with the relevant Issuer, either relevant Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the relevant Issuer, either relevant Guarantor or any person or body corporate associated as aforesaid); or

(b)                                 accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the relevant Issuer, either relevant Guarantor and/or any of their respective Subsidiaries or any such person or body corporate so associated or any other office of profit under the relevant Issuer, either relevant Guarantor and/or any of their respective Subsidiaries or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.                               WAIVER, AUTHORISATION AND DETERMINATION

The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the relevant Issuer or either relevant Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 11 (Events of Default) but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 15 (Notices) as soon as practicable thereafter.

20.                               MODIFICATION

The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the relevant Issuer and the relevant Guarantors in making any modification (a) to these presents (other than the proviso to paragraph 7 of Schedule 3 hereto or any matter described therein) or the Agency Agreement which in the opinion of the Trustee it may be proper to mate PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) to these presents or the Agency Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 15 (Notices) as soon as practicable thereafter.

21.                               BREACH

Any breach of or failure to comply by the relevant Issuer or either relevant Guarantor with any such terms and conditions as are referred to in Clauses 19 and 20 shall constitute a default by the relevant Issuer or the relevant Guarantor (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

22.                               NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS

Neither the Trustee nor the relevant Issuer nor either relevant Guarantor shall be required to give any notice to the Receiptholders or Couponholders for any purpose under these presents and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with Condition 15 (Notices).

23.                               SUBSTITUTION

23.1       (a)          The Trustee may without the consent of the Noteholders, Receiptholders or Couponholders at any time agree with the relevant Issuer and the relevant Guarantors to the substitution in place of the relevant Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents of another company, being a Subsidiary of the relevant Issuer or any Subsidiary of either of the relevant Guarantors (such substituted company being hereinafter called the New Company) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the relevant Issuer (or of the previous substitute under this Clause) and provided further that the relevant Guarantors unconditionally and irrevocably guarantee on a joint and several basis all amounts payable under these presents by the New Company to the satisfaction of the Trustee.

(b)                                 The following further conditions shall apply to (a) above:

(i)                                     the relevant Issuer, the relevant Guarantors and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)                                  where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to any Tax Jurisdiction undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 9 (Taxation) with the substitution for (or, as the case may be, the addition to) the references to such Tax Jurisdiction (as the case may be) with references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 8.2 (Redemption and Purchase — Redemption for tax reasons) shall be modified accordingly;

(iii)                               without prejudice to the rights of reliance of the Trustee under the immediately following sub-paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)                              if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter, the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the relevant Issuer or the previous substitute under this Clause as applicable.

23.2                        Any such trust deed or undertaking shall, if so expressed, operate to release the relevant Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 15 (Notices). Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the relevant Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the relevant Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

24.                               HOLDER OF DEFINITIVE BEARER NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER

Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Bearer Note of which he is the holder.

25.                               CURRENCY INDEMNITY

Each of the relevant Issuer and each relevant Guarantor shall severally indemnify the Trustee, every Appointee, the Noteholders, the Receiptholders and the Couponholders and keep them indemnified against:

(a)                                 any Liability incurred by any of them arising from the non-payment by the relevant Issuer or either relevant Guarantor of any amount due to the Trustee or the holders of the Notes and the relative Receiptholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the relevant Issuer or the relevant Guarantor, and

(b)                                 any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the relevant Issuer or, as the case may be, either relevant Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the relevant Issuer and each relevant Guarantor separate and independent from their other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders, the Receiptholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the relevant Issuer or, as the case may be, either relevant Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause), Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual loss shall be required by the relevant Issuer or either relevant Guarantor or their liquidator or liquidators.

26.                               NEW TRUSTEE

26.1                        The power to appoint a new trustee of these presents shall, subject as hereinafter provided, be vested solely in the relevant Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the relevant Issuer to the Principal Paying Agent, the Registrar and the Noteholders.

SEPARATE AND CO-TRUSTEES

26.2                        Notwithstanding the provisions of subclause 26.1 above, the Trustee may, upon giving prior notice to the relevant Issuer and each relevant Guarantor (but without the consent of the relevant Issuer, the relevant Guarantors, the Noteholders, Receiptholders or Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)                                 if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)                                 for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)                                  for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the relevant Issuer and/or either relevant Guarantor.

The relevant Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

27.                               TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than 60 days’ prior written notice to the relevant Issuer and the relevant Guarantors without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The relevant Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation (for the avoidance of doubt, disregarding for this purpose any separate or co-trustee appointed under Clause26.2) giving notice under this Clause or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed. If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

28.                               TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes, Receipts or Coupons.

29.                               NOTICES

Any notice or demand to the relevant Issuer, the relevant Guarantors or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to Amcor Limited:                                            109 Burwood Road

Hawthorn

Victoria 3122

Australia

(Attention: Group Treasurer)

Facsimile No. +61 3 9226 9054

(with a copy to the relevant Guarantor)

to Amcor USA:                                                             6600 Valley View Street

Buena Park

CA 90620

United States of America

(Attention: Robert Mermelstein, Director Treasury Americas)

Facsimile No. +714 562 2011

(with a copy to the relevant Guarantor)

to Amcor UK:                                                                    Amcor Central Services Bristol

83 Tower Road North

Warmley

Bristol BS30 8XP

United Kingdom

(Attention: Richard Oxley, Treasury Manager)

Facsimile No. +44 (0) 1179 753311

to the Trustee:                                                                  Level 52

International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

(Attention: The Directors)

Facsimile No. +852 2203 7320

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served at the time of despatch PROVIDED THAT in the case of a notice or demand given by facsimile transmission a confirmation of transmission is received by the sending party and such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

30.                               GOVERNING LAW

These presents and any non-contractual obligations arising out of or in connection with these presents are governed by, and shall be construed in accordance with, English law.

31.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to these presents has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

32.                               SUBMISSION TO JURISDICTION

32.1                        Each of the relevant Issuer and each relevant Guarantor irrevocably agrees for the benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings arising out of or in connection with these presents (including a dispute relating to any non-contractual obligations arising out of or in connection with these presents) (together referred to as Proceedings) may be brought in the courts of England. Each of the relevant Issuer and each relevant Guarantor irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claims that any Proceedings have been brought in an inconvenient or inappropriate forum and unconditionally agrees that a judgement in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. The Trustee, the Noteholders, the Receiptholders and the Couponholders may take Proceedings against the relevant Issuer and/or either relevant Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

32.2                        Each of the relevant Issuer and each relevant Guarantor (except Amcor UK) irrevocably and unconditionally appoints Amcor UK (which appointment Amcor UK hereby accepts) at its registered office for the time being at Amcor Central Services Bristol, 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the relevant Issuer and/or either relevant Guarantor (as the case may be) may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. Each of the relevant Issuer and each relevant Guarantor:

(a)                                 agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)                                 agrees that failure by any such person to give notice of such service of process to the relevant Issuer or either relevant Guarantor shall not impair the validity of such service or of any judgment based thereon;

(c)                                  consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the relevant Issuer or the relevant Guarantor (as the case may be) in accordance with Clause 29; and

(d)                                 agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

33.                               COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuers, the Guarantors and the Trustee and delivered on the date first stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

This Note is one of a Series (as defined below) of Notes issued by Amcor Limited or Amcor Finance (USA), Inc. (Amcor USA and, together with Amcor Limited, the Issuers and each an Issuer), as specified in the applicable Final Terms (as defined below), constituted by a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 28 February 2011 made between (i) Amcor Limited as an issuer and as a guarantor of Notes issued by Amcor USA, (ii) Amcor USA as an issuer and as a guarantor of Notes issued by Amcor Limited, (iii) Amcor UK Finance Limited (Amcor UK) as a guarantor of Notes issued by Amcor Limited or Amcor USA (together with Amcor Limited and Amcor UK, the Guarantors and each a Guarantor) and (iv) DB Trustees (Hong Kong) Limited (the Trustee, which expression shall include any successor as Trustee).

References herein to the relevant Issuer shall be to whichever of Amcor Limited or Amcor USA is named as the Issuer of the Notes in the applicable Final Terms.

References herein to the relevant Guarantors shall, in relation to Notes issued by Amcor Limited, be to Amcor USA and Amcor UK and, in relation to Notes issued by Amcor USA, be to Amcor Limited and Amcor UK and the expression relevant Guarantor shall be construed accordingly.

References herein to the Notes shall be references to the Notes of this Series and shall mean:

(a)                                 in relation to any Notes represented by a global Note (a Global Note), units of each Specified Denomination in the Specified Currency;

(b)                                 any Global Note;

(c)                                  any definitive Notes in bearer form (Bearer Notes) issued in exchange for a Global Note in bearer form; and

(d)                                 any definitive Notes in registered form (Registered Notes) (whether or not issued in exchange for a Global Note in registered form).

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the Agency Agreement) dated 28 February 2011 and made between the Issuers, the Guarantors, the Trustee, Deutsche Bank AG, Hong Kong Branch as issuing and principal paying agent and agent bank (the Principal Paying Agent, which expression shall include any successor principal paying agent) and the other paying agents named therein (together with the Principal Paying Agent, the Paying Agents, which expression shall include any additional or successor paying agents), Deutsche Bank Luxembourg S.A. as registrar (the Registrar, which expression shall include any successor registrar) and a transfer agent and the other transfer agents named therein (together with the Registrar, the Transfer Agents, which expression shall include any additional or successor transfer agents).

Interest bearing definitive Bearer Notes have interest coupons (Coupons) and, if indicated in the applicable Final Terms, talons for further Coupons (Talons) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Bearer Notes repayable in instalments have receipts (Receipts) for the payment of the instalments of principal (other than the final instalment) attached on issue. Registered Notes and Global Notes do not have Receipts, Coupons or Talons attached on issue.

The Final Terms for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Terms and Conditions (the Conditions) and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the Conditions, replace or modify the Conditions for the purposes of this Note. References to the applicable Final Terms are to the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the Noteholders (which expression shall mean (in the case of Bearer Notes) the holders of the Notes and (in the case of Registered Notes) the persons in whose name the Notes are registered and shall, in relation to any Notes represented by a Global Note, be construed as provided below), the holders of the Receipts (the Receiptholders) and the holders of the Coupons (the Couponholders, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

As used herein, Tranche means Notes which are identical in all respects (including as to listing and admission to trading) and Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the principal office for the time being of the Trustee being at Level 52, International Commerce Centre, 1 Austin Road, Kowloon, Hong Kong and at the specified office of each of the Principal Paying Agent, the Registrar and the other Paying Agents and the other Transfer Agents (such Agents and the Registrar being together referred to as the Agents). Copies of the applicable Final Terms are available for viewing at the registered office of the relevant Issuer and of the Principal Paying Agent and copies may be obtained from those offices save that, if this Note is unlisted, the applicable Final Terms will only be obtainable by a Noteholder holding one or more Notes and such Noteholder must produce evidence satisfactory to the relevant Issuer, the Trustee and the relevant Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Final Terms which are applicable to them. The statements in the Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed, the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Trust Deed or the Agency Agreement and the applicable Final Terms, the applicable Final Terms will prevail.

1.                                      FORM, DENOMINATION AND TITLE

The Notes are in bearer or in registered form as specified in the applicable Final Terms form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination and Bearer Notes may not be exchanged for Registered Notes and vice versa.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Final Terms.

Definitive Bearer Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in the Conditions, the Trust Deed and the Agency Agreement are not applicable.

Subject as set out below, title to the Bearer Notes, Receipts and Coupons will pass by delivery and title to the Registered Notes will pass upon registration of transfers in accordance with the provisions of the Agency Agreement. The relevant Issuer, the relevant Guarantors, the Trustee and any Agent will (except as otherwise required by law) deem and treat the bearer of any Bearer Note, Receipt or Coupon and the registered holder of any Registered Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank S.A./N.V. (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg), each person (other than Euroclear or Clearstream, Luxembourg) who is for me time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the relevant Issuer, the relevant Guarantors, the Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note or the registered holder of the relevant Registered Global Note shall be treated by the relevant Issuer, the relevant Guarantors, the Trustee and the Agents as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly. In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Final Terms or as may otherwise be approved by the relevant Issuer, the relevant Guarantors, the Trustee and the Principal Paying Agent.

2.                                      TRANSFERS OF REGISTERED NOTES

2.1                               Transfers of Interests in Registered Global Notes

Transfers of beneficial interests in Registered Global Notes will be effected by Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of transferors and transferees of such interests. A beneficial interest in a Registered Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Notes in definitive form or for a beneficial interest in another Registered Global Note only in the authorised denominations set out in the applicable Final Terms and only in accordance with the rules and operating procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be, and in accordance with the terms and conditions specified in the Trust Deed and the Agency Agreement.

2.2                               Transfers of Registered Notes in definitive form

Upon the terms and subject to the conditions set forth in the Trust Deed and the Agency Agreement, a Registered Note in definitive form may be transferred in whole or in part (in the authorised denominations set out in the applicable Final Terms). In order to effect any such transfer (a) the Noteholder or Noteholders must (i) surrender the Registered Note for registration of the transfer of the Registered Note (or the relevant part of the Registered Note) at the specified office of any Transfer Agent, with the form of transfer thereon duly executed by the Noteholder or Noteholders thereof or his or their attorney or attorneys duly authorised in writing and (ii) complete and deposit such other certifications as may be required by the relevant Transfer Agent and (b) the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request. Any such transfer will be subject to such reasonable regulations as the relevant Issuer, the Trustee and the Registrar may from time to time prescribe (the initial such regulations being set out in Schedule 3 to the Agency Agreement). Subject as provided above, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by uninsured mail, to such address as the transferee may request, a new Registered Note in definitive form of a like aggregate nominal amount to the Registered Note (or the relevant part of the Registered Note) transferred. In the case of the transfer of part only of a Registered Note in definitive form, a new Registered Note in definitive form in respect of the balance of the Registered Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent to the transferor.

2.3                               Registration of transfer upon partial redemption

In the event of a partial redemption of Notes under Condition 8, the relevant Issuer shall not be required to register the transfer of any Registered Note, or part of a Registered Note, called for partial redemption.

2.4                               Costs of registration

Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the relevant Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration.

2.5                               Exchanges and transfers of Registered Notes generally

Holders of Registered Notes in definitive form may exchange such Notes for interests in a Registered Global Note of the same type at any time.

3.                                      STATUS OF THE NOTES AND THE GUARANTEE

3.1                               Status of the Notes

The Notes and any relative Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the relevant Issuer and rank pari passu among themselves and (subject as aforesaid and save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the relevant Issuer, from time to time outstanding.

3.2                               Status of the Guarantee

The payment of principal and interest in respect of the Notes and all other moneys payable by the relevant Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed on a joint and several basis by the relevant Guarantors in the Trust Deed (the Guarantee). The obligations of each of the relevant Guarantors under the Guarantee are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of such Guarantor and (subject as aforesaid and save for certain obligations required to be preferred by law) rank equally with all other unsecured obligations (other than subordinated obligations, if any) of such Guarantor, from time to time outstanding.

4.                                      NEGATIVE PLEDGE

4.1                               Negative Pledge

So long as any of the Notes remains outstanding (as defined in the Trust Deed):

(a)                                 the relevant Issuer shall not, and will procure that its Subsidiaries will not, create or have outstanding any mortgage, charge, lien, pledge or other security interest (each a Security Interest) (other than a permitted Security Interest) upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the relevant Issuer or any of its Subsidiaries, to secure any Relevant Indebtedness (as defined below), unless the relevant Issuer, in the case of the creation of a Security Interest (other than a Permitted Security Interest), before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that:

(i)                                     all amounts payable by it under the Notes, the Receipts and the Coupons are secured by the Security Interest equally and rateably with the Relevant Indebtedness; or

(ii)                                  such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (A) as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (B) as shall be approved by an Extraordinary Resolution (which is defined in the Trust Deed as a resolution duly passed by a majority of not less man three-fourths of the votes cast thereon) of the Noteholders; and

(b)                                 each of the relevant Guarantors shall not, and will procure that its Subsidiaries will not, create or have outstanding any Security Interest (other than a Permitted Security Interest) upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of such Guarantor or any of its Subsidiaries, to secure any Relevant Indebtedness, unless such Guarantor, in the case of the creation of the Security Interest (other than a Permitted Security Interest), before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that:

(i)                                     all amounts payable by it under the Guarantee are secured by the Security Interest equally and rateably with the Relevant Indebtedness; or

(ii)                                  such other Security Interest or guarantee or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (A) as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (B) as shall be approved by an Extraordinary Resolution of the Noteholders.

4.2                               Interpretation

For the purposes of these Conditions:

(a)                                 Permitted Security Interest means:

(i)                                     in respect of any company (the Relevant Company) which becomes a Subsidiary of an Issuer or a Guarantor after 28 February 2011, any Security Interest over or affecting the whole or part of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the Relevant Company, where such Security Interest was created prior to the date on which the Relevant Company becomes a Subsidiary, but only if, (A) such Security Interest was not created in contemplation of the Relevant Company becoming a Subsidiary and (B) the amount thereby secured has not been increased in contemplation of, or since the date of, the Relevant Company becoming a Subsidiary; and

(ii)                                  a Security Interest to secure any Relevant Indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of the acquisition, purchase, construction, development, extension and/or improvement by an Issuer, a Guarantor, or a Subsidiary of an Issuer or a Guarantor (in each case whether alone or in association with others) of, or any right or interest in or in respect of, any property PROVIDED THAT (i) the Security Interest relates only to (a) that property (including without limitation any property farming part of or connected with the same project or development), or products from that property, or income or profit from that property or of such products or (b) any right or interest in or in respect of that property, or products from that property, or income or profit from that property or of such products and (ii) the Security Interest secures no more than the purchase price or other consideration paid for, and/or costs of the acquisition, purchase, construction, development, extension and/or improvement, of that property or any right or interest in or in respect of that property, including any financing or refinancing costs associated with such purchase price or cost;

(b)                                 Relevant Indebtedness means (i) any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities which are for the time being quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market, and (ii) any guarantee or indemnity in respect of any such indebtedness; and

(c)                                  Subsidiary means, in relation to an Issuer or a Guarantor, any company (i) in which such Issuer or, as the case may be, Guarantor holds a majority of the voting rights or (ii) of which such Issuer or, as the case may be, Guarantor is a member and has the right to appoint or remove a majority of the board of directors or (iii) of which such Issuer or, as the case may be, Guarantor is a member and controls a majority of the voting rights, and includes any company which is a Subsidiary of a Subsidiary of that Issuer or, as the case may be, Guarantor.

5.                                      REDENOMINATION

5.1                               Redenomination

Where redenomination is specified in the applicable Final Terms as being applicable, the relevant Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Trustee, the Principal Paying Agent, Euroclear and Clearstream, Luxembourg and at least 30 days’ prior notice to the Noteholders in accordance with Condition 15, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in euro.

The election will have effect as follows:

(a)                                 the Notes and the Receipts shall be deemed to be redenominated in euro in the denomination of euro 0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of that Note or Receipt in the Specified Currency, converted into euro at the Established Rate, provided that, if the relevant Issuer determines, with the agreement of the Trustee, that the then market practice in respect of the redenomination in euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the relevant Issuer shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes may be listed and the Agents of such deemed amendments;

(b)                                 save to the extent that an Exchange Notice has been given in accordance with paragraph (d) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes held (or, as the case may be, in respect of which Coupons are presented for payment) by the relevant Noteholder and the amount of such payment shall be rounded down to the nearest euro 0.01;

(c)                                  if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the relevant Issuer in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Principal Paying Agent and the Trustee may approve) euro 0.01 and such other denominations as the Principal Paying Agent shall determine and notify to the Noteholders;

(d)                                 if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the relevant Issuer gives notice (the Exchange Notice) that replacement euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the relevant Issuer. New euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Principal Paying Agent may specify and as shall be notified to the Noteholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

(e)                                  after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;

(f)                                   if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated:

(i)                             in the case of the Notes represented by a Global Note, by applying the Rate of Interest to the aggregate outstanding nominal amount of the Notes represented by such Global Note; and

(ii)                          in the case of definitive Notes, by applying the Rate of Interest to the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding;

(g)                                  if the Notes are Floating Rate Notes, the applicable Final Terms will specify any relevant changes to the provisions relating to interest; and

(h)                                 such other changes shall be made to these Conditions as the relevant Issuer may decide after consultation with the Principal Paying Agent and approval of the Trustee, and as may be specified in the notice, to conform them to conventions then applicable to instruments denominated in euro.

5.2                               Definitions

In these Conditions, the following expressions have the following meanings:

Established Rate means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Union regulations) into euro established by the Council of the European Union pursuant to Article 140 of the Treaty;

euro means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

Redenomination Date means (in the case of interest bearing Notes) any date for payment of interest under the Notes or (in the case of Zero Coupon Notes) any date, in each case specified by the relevant Issuer in the notice given to the Noteholders pursuant to Condition 5.1 above and which falls on or after the date on which the country of the Specified Currency first participates in the third stage of European economic and monetary union; and

Treaty means the Treaty on the Functioning of the European Union, as amended.

6.                                      INTEREST

6.1                               Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

If the Notes are in definitive form, except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

As used in these Conditions, Fixed Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Except in the case of Notes in definitive form where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(A)                               in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(B)                               in the case of Fixed Rate Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 6.1:

(a)                                 if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(i)                                     in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the Accrual Period) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (I) the number of days in such Determination Period and (II) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(ii)                                  in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(A)                               the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(B)                               the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(b)                                 if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360,

In these Conditions:

Determination Period means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

sub-unit means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.

6.2                               Interest on Floating Rate Notes and Index Linked Interest Notes

(a)                                 Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(i)                                     the Specified Interest Payment Date(s) in each year specified in the applicable Final Terms; or

(ii)                                  if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each such date, together with each Specified Interest Payment Date, an Interest Payment Date) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(A)                               in any case where Specified Periods are specified in accordance with Condition 6.2(a)(ii) above, the Floating Rate Convention, such Interest Payment Date (a) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (ii) below shall apply mutatis mutandis or (b) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (i) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (ii) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(B)                               the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(C)                               the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(D)                               the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, Business Day means a day which is both:

(a)                                 a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, Hong Kong and each Additional Business Centre specified in the applicable Final Terms; and

(b)                                 either (i) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (ii) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the TARGET2 System) is open.

(b)                                 Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Final Terms.

(i)                                     ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (i), ISDA Rate for an Interest Period means a rate equal to the Floating Rate that would be determined by the Principal Paying Agent under an interest rate swap transaction if the Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the ISDA Definitions) and under which:

(A)                               the Floating Rate Option is as specified in the applicable Final Terms;

(B)                               the Designated Maturity is a period specified in the applicable Final Terms; and

(C)                               the relevant Reset Date is either (a) if the applicable Floating Rate Option is based on the London interbank offered rate (LIBOR) or on the Euro-zone interbank offered rate (EURIBOR), the first day of that Interest Period or (b) in any other case, as specified in the applicable Final Terms.

For the purposes of this sub-paragraph (i), Floating Rate, Calculation Agent, Floating Rate Option, Designated Maturity and Reset Date have the meanings given to those terms in the ISDA Definitions.

Unless otherwise stated in the applicable Final Terms the Minimum Rate of Interest shall be deemed to be zero.

(ii)                                       Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(A)                               the offered quotation; or

(B)                               the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the ease of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation one only of such quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (A) above, no such offered quotation appears or, in the case of (B) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

(c)                                  Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(d)                                 Determination of Rate of Interest and calculation of Interest Amounts

The Principal Paying Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Principal Paying Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Principal Paying Agent will calculate the amount of interest (the Interest Amount) payable on the Floating Rate Notes or Index Linked Interest Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)                               in the case of Floating Rate Notes or Index Linked Interest Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(B)                               in the case of Floating Rate Notes or Index Linked Interest Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note or an Index Linked Interest Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 6.2:

(i)                                     if “Actual/Actual (ISDA)” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (I) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (II) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)                                  if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(iii)                               if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)                              if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(v)                                 if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi)                              if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – Ml)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;

(vii)                           if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(e)                                  Notification of Rate of Interest and Interest Amounts

The Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the relevant Issuer, the Trustee and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed (if the rules of that stock exchange so require) and notice thereof to be published in accordance with Condition 15 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed (if the rules of that stock exchange so require) and to the Noteholders in accordance with Condition 15. For the purposes of this paragraph, the expression London Business Day means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(f)                                   Determination or Calculation by Trustee

If for any reason at any relevant time the Principal Paying Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Principal Paying Agent defaults in its obligation to calculate any Interest Amount in accordance with subparagraph (b)(i) or sub-paragraph (b)(ii) above or as otherwise specified in the applicable Final Terms, as the case may be, and in each case in accordance with paragraph (d) above, the Trustee (or an expert appointed by the Trustee at the expense of the relevant Issuer) shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee (or an expert appointed by the Trustee at the expense of the relevant Issuer) shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Principal Paying Agent or the Calculation Agent, as applicable.

(g)                                 Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 6.2, whether by the Principal Paying Agent or, if applicable, the Calculation Agent, shall (in the absence of wilful default, bad faith and manifest error) be binding on the relevant Issuer, the relevant Guarantors, the Principal Paying Agent, the Calculation Agent (if applicable), the other Agents, the Trustee and all Noteholders, Receiptholders and Couponholders and (in the absence of wilful default and bad faith) no liability to the relevant Issuer, the relevant Guarantors, the Trustee, the Noteholders, the Receiptholders or the Couponholders shall attach to the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

6.3                               Interest on Dual Currency Interest Notes

The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Final Terms.

6.4                               Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.

6.5                               Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

7.                                      PAYMENTS

7.1                               Method of payment

Subject as provided below:

(a)                                 payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and

(b)                                 payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.

7.2                               Presentation of definitive Bearer Notes, Receipts and Coupons

Payments of principal in respect of definitive Bearer Notes will (subject as provided below) be made in the manner provided in Condition 7.1 above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Bearer Notes, and payments of interest in respect of definitive Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia and its possessions)).

Payments of instalments of principal (if any) in respect of definitive Bearer Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in Condition 7.1 above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in Condition 7.1 above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Bearer Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the definitive Bearer Note to which it appertains. Receipts presented without the definitive Bearer Note to which they appertain do not constitute valid obligations of the relevant Issuer. Upon the date on which any definitive Bearer Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive bearer form (other than Dual Currency Notes, Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 9) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 10) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note, Index Linked Note or Long Maturity Note in definitive bearer form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A Long Maturity Note is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Bearer Note.

7.3                               Payments in respect of Bearer Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note in bearer form will (subject as provided below) be made in the manner specified above in relation to definitive Bearer Notes or otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it was presented.

7.4                               Payments in respect of Registered Notes

Payments of principal (other than instalments of principal prior to the final instalment) in respect of each Registered Note (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Registered Note at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the Noteholder (or the first named of joint

Noteholders) of the Registered Note appearing in the register of holders of the Registered Notes maintained by the Registrar (the Register) (i) where in global form, at the close of the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the third business day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date. Notwithstanding the previous sentence, if (a) a holder does not have a Designated Account or (b) the principal amount of the Notes held by a Noteholder is less than U.S.$250,000 (or its approximate equivalent in any other Specified Currency), payment will instead be made by a cheque in the Specified Currency drawn on a Designated Bank (as defined below). For these purposes, Designated Account means the account (which, in the case of a payment in Japanese yen to a non resident of Japan, shall be a non resident account) maintained by a Noteholder with a Designated Bank and identified as such in the Register and Designated Bank means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) and (in the case of a payment in euro) any bank which processes payments in euro.

Payments of interest and payments of instalments of principal (other than the final instalment) in respect of each Registered Note (whether or not in global form) will be made by a cheque in the Specified Currency drawn on a Designated Bank and mailed by uninsured mail on the business day in the city where the specified office of the Registrar is located immediately preceding the relevant due date to the Noteholder (or the first named of joint holders) of the Registered Note appearing in the Register (i) where in global form, at the close of the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date (the Record Date) at his address shown in the Register on the Record Date and at his risk. Upon application of the Noteholder to the specified office of the Registrar not less than three business days in the city where the specified office of the Registrar is located before the due date for any payment of interest in respect of a Registered Note, the payment may be made by transfer on the due date in the manner provided in the preceding paragraph. Any such application for transfer shall be deemed to relate to all future payments of interest (other than interest due on redemption) and instalments of principal (other than the final instalment) in respect of the Registered Notes which become payable to the Noteholder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such Noteholder, Payment of the interest due in respect of each Registered Note on redemption and the final instalment of principal will be made in the same manner as payment of the principal amount of such Registered Note.

Holders of Registered Notes will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any Registered Note as a result of a cheque posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses shall be charged to such holders by the Registrar in respect of any payments of principal or interest in respect of the Registered Notes.

None of the relevant Issuer, the relevant Guarantors, the Trustee or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Registered Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

7.5                               General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the relevant Issuer or, as the case may be, the relevant Guarantors will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the relevant Issuer or, as the case may be, the relevant Guarantors to, or to the order of, the holder of such Global Note.

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(a)                                 the relevant Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Bearer Notes in the manner provided above when due;

(b)                                 payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(c)                                  such payment is then permitted under United States law without involving, in the opinion of the relevant Issuer and the relevant Guarantors, adverse tax consequences to the relevant Issuer or the relevant Guarantors.

7.6                               Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, Payment Day means any day which (subject to Condition 10) is:

(a)                                 a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(i)                                     in the case of Notes in definitive form only, the relevant place of presentation;

(ii)                                  each Additional Financial Centre specified in the applicable Final Terms; and

(b)                                 either (A) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (B) in relation to any sum payable in euro, a day on which the TARGET2 System is open.

7.7                               Interpretation of principal and interest

Any reference in these Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(a)                                 any additional amounts which may be payable with respect to principal under Condition 9;

(b)                                 the Final Redemption Amount of the Notes;

(c)                                  the Early Redemption Amount of the Notes;

(d)                                 the Optional Redemption Amount(s) (if any) of the Notes;

(e)                                  in relation to Notes redeemable in instalments, the Instalment Amounts;

(f)                                   in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 8.5); and

(g)                                  any premium and any other amounts (other than interest) which may be payable by the relevant Issuer under or in respect of the Notes.

Any reference in these Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 9.

8.                                      REDEMPTION AND PURCHASE

8.1                               Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note (including each Index Linked Redemption Note and Dual Currency Redemption Note) will be redeemed by the relevant Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

8.2                               Redemption for tax reasons

The Notes may be redeemed at the option of the relevant Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note, an Index Linked Interest Note nor a Dual Currency Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note, an Index Linked Interest Note or a Dual Currency Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Trustee and the Principal Paying Agent and, in accordance with Condition 15, the Noteholders (which notice shall be irrevocable and shall specify the date fixed for redemption), if the relevant Issuer satisfies the Trustee immediately before the giving of such notice that:

(a)                                 on the occasion of the next payment due under the Notes, (i) the relevant Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 9 or (ii) either of the relevant Guarantors would be unable for reasons outside its control to procure payment by the relevant Issuer and in making payment itself either of the relevant Guarantors would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws or regulations of a Tax Jurisdiction (as defined in Condition 9) or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(b)                                 such obligation cannot be avoided by the relevant Issuer or, as the case may be, the relevant Guarantors taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the relevant Issuer or, as the case may be, the relevant Guarantors would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the relevant Issuer shall deliver to the Trustee a certificate signed by two Authorised Signatories (as defined below) of the relevant Issuer or, as the case may be, two Authorised Signatories of one of the relevant Guarantors stating that the relevant Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the relevant Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the relevant Issuer or, as the case may be, each of the relevant Guarantors has or will become obliged to pay such additional amounts as a result of such change or amendment and the Trustee shall be entitled to accept the certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders.

Notes redeemed pursuant to this Condition 8.2 will be redeemed at their Early Redemption Amount referred to in Condition 8.5 below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

8.3                               Redemption at the option of the relevant Issuer (Issuer Call)

If Issuer Call is specified in the applicable Final Terms, the relevant Issuer may, having given:

(a)                                 not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 15; and

(b)                                 not less than 15 days before the giving of the notice referred to in (a) above, notice to the Trustee and to the Principal Paying Agent and, in the case of a redemption of Registered Notes, the Registrar;

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (Redeemed Notes) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the Selection Date). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 15 not less than 15 days prior to the date fixed for redemption. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this Condition 8.3 and notice to that effect shall be given by the relevant Issuer to the Noteholders in accordance with Condition 15 at least five days prior to the Selection Date.

8.4                               Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Final Terms, upon the Noteholder giving to the relevant Issuer in accordance with Condition 15 not less than 15 nor more than 30 days’ notice the relevant Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. Registered Notes may be redeemed under this Condition 8.4 in any multiple of their lowest Specified Denomination. It may be that before an Investor Put can be exercised, certain conditions and/or circumstances will need to be satisfied. Where relevant, the provisions will be set out in the applicable Final Terms.

To exercise the right to require redemption of this Note, the Noteholder must, if this Note, is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of any Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) at any time during normal business hours of such Paying Agent or, as the case may be, the Registrar falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or, as the case may be, the Registrar (a Put Notice) and in which the Noteholder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition and, in the case of Registered Notes, the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Registered Notes so surrendered is to be redeemed, an address to which a new Registered Note in respect of the balance of such Registered Notes is to be sent subject to and in accordance with the provisions of Condition 2.2. If this Note is in definitive bearer form, the Put Notice must be accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control.

If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the Noteholder must, within the notice period, give notice to the Principal Paying Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any Common depositary for them to the Principal Paying Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg given by a Noteholder pursuant to this Condition 8.4 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and the Trustee has declared the Notes to be due and payable pursuant to Condition 11 is continuing, in which event such Noteholder, at its option, may elect by notice to the relevant Issuer to withdraw the notice given pursuant to this Condition 8.4 and instead to declare such Note forthwith due and payable pursuant to Condition 11.

8.5                               Early Redemption Amounts

For the purpose of Condition 8.2 above and Condition 11, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(a)                                 in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(b)                                 in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and a Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(c)                                  in the case of a Zero Coupon Note, at an amount (the Amortised Face Amount) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1+AY)y

where:

RP                               means the Reference Price;

AY                              means the Accrual Yield expressed as a decimal; and

y                                           is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Final Terms.

8.6                               Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to Condition 8.5.

8.7                               Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Final Terms.

8.8                               Purchases

The relevant Issuer, the relevant Guarantors or any Subsidiary of the relevant Issuer or the relevant Guarantors may at any time purchase Notes (provided that, in the case of definitive Bearer Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the relevant Issuer, the relevant Guarantors or any Subsidiary of the relevant Issuer or the relevant Guarantors surrendered to a Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) for cancellation.

8.9                               Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to Condition 8.8 above (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Principal Paying Agent and cannot be reissued or resold.

8.10                        Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 8.1, 8.2, 8.3 or 8.4 above or upon its becoming due and repayable as provided in Condition 11 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in Condition 8.5(c) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(a)                                 the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(b)                                 five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Principal Paying Agent or the Registrar or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 15.

9.                                      TAXATION

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the relevant Issuer or the relevant Guarantors will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, the relevant Issuer or, as the case may be, the relevant Guarantors will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(a)                                 presented for payment in a Tax Jurisdiction; or

(b)                                 the holder or beneficial owner of which (or any person acting on behalf of such holder or beneficial owner) is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with a Tax Jurisdiction other than the mere holding of such Note, Receipt or Coupon; or

(c)                                  presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 7.6); or

(d)                                 where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(e)                                  presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union; or

(f)                                   in respect of any taxes or duties imposed or withheld by reason of the holder or the beneficial owner of a Note being an “associate” of the relevant Issuer for the purposes of Section 128F(6) of the Income Tax Assessment Act 1936 of Australia; or

(g)                                  in respect of any taxes or duties imposed or levied as a result of the holder of such Note, Receipt or Coupon being a party to or participating in a scheme to avoid such taxes or duties, being a scheme which the relevant Issuer, was neither a party to nor participated in; or

(h)                                 presented for payment by or on behalf of a holder who is an Australian resident or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia, if that person has not supplied an appropriate tax file number, Australian business number or other exemption details; or

(i)                                     if such withholding or deduction is on account of an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment, or governmental charge; or

(j)                                    in the case of Notes issued by Amcor USA, held by a holder or beneficial owner which is or has been a “10 per cent shareholder” of the obligor of the Note as defined in Section 871(h)(3) of the United States Internal Revenue Code or any successor provisions; or

(k)                                 in the case of Registered Notes issued by Amcor USA, if such withholding or deduction would not have been imposed but for a failure of a beneficial owner or any intermediate holder to provide a valid IRS Form W-8 or W-9 (or successor form); or

(l)                                     in the case of any combination of items (a) through (k).

As used herein:

(i)                                     Tax Jurisdiction means the United Kingdom, Australia or the United States or any political subdivision or any authority thereof or therein having power to tax; and

(ii)                                  the Relevant Date means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Trustee or the Principal Paying Agent or the Registrar, as the case may be, on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 15.

10.                               PRESCRIPTION

The Notes (whether in bearer or registered form), Receipts and Coupons will become void unless claims in respect of principal and/or interest are made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 9) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 7.2 or any Talon which would be void pursuant to Condition 7.2.

11.                               EVENTS OF DEFAULT AND ENFORCEMENT

11.1                        Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured and/or pre-funded to its satisfaction), (but in the case of the occurrence of any of the events described in paragraphs (b) to (d) (other than the winding up or dissolution of the relevant Issuer or, where Amcor Limited is acting as Guarantor, Amcor Limited), and (e) to (i) inclusive below, only if the Trustee shall have certified in writing to the relevant Issuer and the relevant Guarantors that such event is, in its opinion, materially prejudicial to the interests of the Noteholders), give notice in writing to the relevant Issuer that each Note is, and each Note shall thereupon immediately become, due and repayable at its Early Redemption Amount together with accrued interest as provided in the Trust Deed, if any of the following events (each an Event of Default) shall occur and be continuing:

(a)                                 if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 7 days in the case of principal or 14 days in the case of interest; or

(b)                                 if the relevant Issuer or either of the relevant Guarantors fails to perform or observe any of its other obligations under these Conditions or the Trust Deed and (except in any case where, in the opinion of the Trustee, the failure is incapable of remedy when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee shall permit) following the service by the Trustee on the relevant Issuer or the relevant Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)                                  if (i) any Indebtedness for Borrowed Money (as defined below) of the relevant Issuer, either of the relevant Guarantors or any Principal Subsidiary becomes due and is required to be paid prior to its contractual maturity date by reason of an event of default (however described), (ii) the relevant Issuer, either of the relevant Guarantors or any Principal Subsidiary fails (after the expiration of any applicable grace period) to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment, (iii) any security given by the relevant Issuer, either of the relevant Guarantors or any Principal Subsidiary for any Indebtedness for Borrowed Money is enforced, or (iv) default is made (after the expiration of any applicable grace period) by the relevant Issuer, either of the relevant Guarantors or any Principal Subsidiary in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person PROVIDED THAT no event described in this Condition 11.1(c) shall constitute an Event of Default unless the Indebtedness for Borrowed Money or other relative liability either alone or when aggregated (without duplication) with other Indebtedness for Borrowed Money and/or other liabilities relative to all (if any) other events described in this Condition 11.1(c) which shall have occurred and remain outstanding, unpaid or undischarged, as the case may be, shall amount to at least A$50 million (or its equivalent in any other currency) and PROVIDED FURTHER THAT no account shall be taken of amounts where the relevant Issuer, either of the relevant Guarantors or the relevant Principal Subsidiary, as the case may be, (a) is contesting in good faith that such amounts are due on the basis of independent legal advice or (b) in other circumstances, satisfies the Trustee, acting reasonably, that it is contesting in good faith such amounts due; or

(d)                                 if any order is made by any competent court or resolution passed for the winding up or dissolution of the relevant Issuer, either of the relevant Guarantors or any Principal Subsidiary (and, where possible, is not discharged or stayed within 30 days), save for the purposes of (i) a reorganisation on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders, or (ii) in the case of a Principal Subsidiary, a voluntary solvent winding up or dissolution in connection with the transfer of all or substantially all of the business, undertaking and assets of such Principal Subsidiary to the relevant Issuer, either of the relevant Guarantors, another Principal Subsidiary or another Subsidiary of the relevant Issuer or either relevant Guarantor which becomes a Principal Subsidiary as a result of such transfer; or

(e)                                  if (A) the relevant Issuer, either of the relevant Guarantors or any Principal Subsidiary ceases or threatens to cease to carry on the whole or substantially the whole of its business, save for the purposes of (i) reorganisation on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders, or (ii) in the case of a Principal Subsidiary, a voluntary solvent winding up or dissolution in connection with the transfer of all or substantially all of the business, undertaking and assets of such Principal Subsidiary to the relevant Issuer, either of the relevant Guarantors, another Principal Subsidiary or another Subsidiary of the relevant Issuer or either relevant Guarantor which becomes a Principal Subsidiary as a result of such transfer, or (B) the relevant Issuer, either of the relevant Guarantors or any Principal Subsidiary stops or threatens to stop payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(f)                                   if (A) an administrative or other receiver, manager, administrator or other similar official is appointed in relation to the relevant Issuer, either of the relevant Guarantors or any Principal Subsidiary or, as the case may be, in relation to the whole or a substantial part of the undertaking or assets of any of them (taken as a whole), or an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of any of them (taken as a whole), or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking or assets of any of them (taken as a whole) and (B) in any such case is not discharged within 30 days or such longer period as the Trustee may allow; or

(g)                                  if the relevant Issuer, either of the relevant Guarantors or any Principal Subsidiary initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors) save for the purposes of (i) a reorganisation on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders, or (ii) in the case of a Principal Subsidiary, a voluntary solvent winding up or dissolution in connection with the transfer of all or substantially all of the business, undertaking and assets of such Principal Subsidiary to the relevant Issuer, either of the relevant Guarantors, another Principal Subsidiary or another Subsidiary of the relevant Issuer or either relevant Guarantor which becomes a Principal Subsidiary as a result of such transfer; or

(h)                                 if the Guarantee ceases to be, or is claimed by the relevant Issuer or by either of the relevant Guarantors not to be, in full force and effect; or

(i)                                     if any event occurs which, under the laws of any Relevant Jurisdiction, has an analogous effect to any of the events referred to in paragraphs (d) to (h) above.

11.2                        Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the relevant Issuer and/or the relevant Guarantors (or either of them) as it may think fit to enforce me provisions of the Trust Deed, the Notes, the Receipts and the Coupons, but it shall not be bound to take any such proceedings or any other action under or in relation to the Trust Deed, the Notes, the Receipts or the Coupons unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and (ii) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction.

No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the relevant Issuer or either of the relevant Guarantors unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

11.3                        Definitions

For the purposes of these Conditions:

(a)                                 Indebtedness for Borrowed Money means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities or any borrowed money or any liability under or in respect of any acceptance or acceptance credit;

(b)                                 a Principal Subsidiary means at any time a Subsidiary of any Issuer or any Guarantor:

(i)                                     whose annual revenues (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose total assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent in each case (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of the Group relate, are equal to) not less than 5 per cent of the consolidated annual revenues of the

Group, or, as the case may be, consolidated total assets, of the Group, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Group, provided that in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of the Group relate, the reference to the then latest audited consolidated accounts of the Group for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by Amcor Limited;

(ii)                                  to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary which immediately prior to such transfer is a Principal Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (b)(ii) on the date on which the consolidated accounts of the Group for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (b)(i) above or, prior to or after such date, by virtue of any other applicable provision of this definition, all as more particularly defined in the Trust Deed.

A certificate or report by two Authorised Signatories of Amcor Limited addressed to the Trustee, that in their opinion a Subsidiary of an Issuer or a Guarantor (as the case may be) is or is not or was or was not at any particular time or throughout a specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties;

(c)                                  an Authorised Signatory means any director or any other person designated as an authorised signatory by the Board of Directors and Authorised Signatories shall be construed accordingly;

(d)                                 Board of Directors means the board of directors of the relevant Issuer or, as the case may be, either relevant Guarantor;

(e)                                  Group means Amcor Limited and its Subsidiaries; and

(f)                                   Relevant Jurisdiction means each of the United Kingdom, Australia and the United States.

12.                               REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent (in the case of Bearer Notes, Receipts or Coupons) or the Registrar (in the case of Registered Notes) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the relevant Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

13.                               AGENTS

The names of the initial Agents and their initial specified offices are set out below.

The relevant Issuer is entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

(a)                                 there will at all times be a Principal Paying Agent and a Registrar;

(b)                                 so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent (in the case of Bearer Notes) and a Transfer Agent (in the case of Registered Notes) with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority; and

(c)                                  in the event that the Global Note representing any Series of Notes is exchanged for definitive Notes, there will at all times be a Paying Agent in a Member State of the European Union (other than the jurisdiction in which the relevant Issuer or either of the relevant Guarantors are incorporated) that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

In addition, the relevant Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 7.5. Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 15.

In acting under the Agency Agreement, the Agents act solely as agents of the relevant Issuer and the relevant Guarantors and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

14.                               EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of any Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 10.

15.                               NOTICES

All notices regarding the Bearer Notes will be deemed to be validly given if published (a) in a leading English language daily newspaper of general circulation in London and (b) if and for so long as the Bearer Notes are admitted to trading on, and listed on the Official List of, the Singapore Stock Exchange and if so required by the rules of the Singapore Stock Exchange, a daily newspaper of general circulation in Singapore. It is expected that any such publication in a newspaper will be made in the Financial Times in London and the Asian Wall Street Journal in Singapore. The relevant Issuer shall also ensure that notices are duly published in a manner which complies with the rules of any stock exchange or other relevant authority on which the Bearer Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, a notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee shall approve.

All notices regarding the Registered Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Registered Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the Notes on the day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Principal Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes). Whilst any of the Notes are represented by a Global Note, such notice may be given by any Noteholder to the Principal Paying Agent or the Registrar through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Principal Paying Agent, the Registrar and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

16.                               MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER AND SUBSTITUTION

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or any of the provisions of the Trust Deed or the Agency Agreement. Such a meeting may be convened by the relevant Issuer, either of the relevant Guarantors or the Trustee and shall be convened by the relevant Issuer if required in writing by Noteholders holding not less than ten per cent, in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except mat at any meeting the business of which includes the modification of certain provisions of the Notes, the Receipts or the Coupons or the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, the Receipts or the Coupons), the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of the provisions of the Notes or the Trust Deed, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, where, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders so to do or may agree, without any such consent as aforesaid, to any modification which is of a formal, minor or technical nature or to correct a manifest error or an error which, in the opinion of the Trustee, is proven. Any such modification, waiver, authorisation or determination shall be binding on the Noteholders, the Receiptholders and the Couponholders and if the Trustee requires shall be notified to the Noteholders in accordance with Condition 15 as soon as practicable thereafter.

The Trustee may, without the consent of the Noteholders, Receiptholders or Couponholders, agree with the relevant Issuer and the relevant Guarantors to the substitution in place of the relevant Issuer (or of any previous substitute under tins Condition) as the principal debtor under the Notes, the Receipts, the Coupons and the Trust Deed of another company, being a Subsidiary of the relevant Issuer or either of the relevant Guarantors, subject to (a) the Notes being or continuing to be unconditionally and irrevocably guaranteed by the relevant Guarantors on a joint and several basis, (b) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution and (c) certain other conditions set out in the Trust Deed being complied with. Any such substitution shall be binding on the Noteholders, the Receiptholders and the Couponholders and if the Trustee requires shall be notified to the Noteholders in accordance with Condition 15 as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class (but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders, whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer, either of the relevant Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 9 and/or any undertaking or covenant given in addition to, or in substitution for, Condition 9 pursuant to the Trust Deed.

17.                               INDEMNIFICATION OF THE TRUSTEE AND TRUSTEE CONTRACTING WITH THE RELEVANT ISSUER AND/OR THE RELEVANT GUARANTORS

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indernnified and/or secured and/or pre-funded to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (a) to enter into business transactions with the relevant Issuer, the relevant Guarantors and/or any of their respective Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, fixe relevant Issuer, the relevant Guarantors and/or any of their respective Subsidiaries, (b) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders and (c) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

18.                               FURTHER ISSUES

The relevant Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

19.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

20.                               GOVERNING LAW AND SUBMISSION TO JURISDICTION

20.1                        Governing law

The Trust Deed, the Agency Agreement, the Notes, the Receipts, the Coupons and any non-contractual obligations arising out of or in connection with the Trust Deed, the Agency Agreement, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

20.2                        Submission to jurisdiction

Each of the relevant Issuer and the relevant Guarantors irrevocably agrees, for the benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders, that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Notes, the Receipts and/or the Coupons (including a dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed, the Notes, the Receipts and/or the Coupons) and accordingly submits to the exclusive jurisdiction of the English courts.

Each of the relevant Issuer and the relevant Guarantors waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. The Trustee, the Noteholders, the Receiptholders and the Couponholders may take any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with the Trust Deed, the Notes, the Receipts and the Coupons (including any Proceedings relating to any non-contractual obligations arising out of or in connection with the Trust Deed, the Notes, the Receipts and the Coupons) against each of the relevant Issuer and/or the relevant Guarantors in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

20.3                        Appointment of Process Agent

Each of the relevant Issuer and the relevant Guarantors (except Amcor UK) appoints Amcor UK at its registered office for the time being at Amcor Central Services Bristol, 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom as its agent for service of process, and undertakes that, in the event of Amcor UK ceasing so to act or ceasing to be registered in England, it will appoint another person approved by the Trustee as its agent for service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.

20.4                        Other documents and the relevant Guarantors

The relevant Issuer and, where applicable, the relevant Guarantors have in the Trust Deed and the Agency Agreement submitted to the jurisdiction of the English courts and appointed an agent for service of process in terms substantially similar to those set out above.

PRINCIPAL PAYING AGENT AND TRANSFER AGENT

Deutsche Bank AG, Hong Kong Branch

Level 52, International Commerce Centre,

1 Austin Road West, Kowloon, Hong Kong

REGISTRAR

Deutsche Bank Luxembourg S.A.

2, Boulevard Konrad Adenauer

L-1115 Luxembourg

Luxembourg

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS

PART 1

FORM OF TEMPORARY BEARER GLOBAL NOTE

[AMCOR LIMITED

(the Issuer)

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(the Issuer)

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](1)

TEMPORARY BEARER GLOBAL NOTE

unconditionally and irrevocably jointly and severally guaranteed by

AMCOR UK FINANCE LIMITED

(Incorporated with limited liability under the laws of England and Wales with registered number 4160806)

and

[AMCOR LIMITED

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](2)

(the Guarantors)

This Note is a Temporary Bearer Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the relevant information appearing in the Final Terms attached hereto but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 28 February 2011 and made between the Issuer, the Guarantors and DB Trustees (Hong Kong) Limited as trustee for the holders of the Notes.

(1)                                 Delete as applicable.

(2)                                 Delete as applicable

For value received, the Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Principal Paying Agent at Level 52, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States of America, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment from time to time of this Global Note. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Principal Paying Agent by Clearstream Banking, société anonyme (Clearstream, Luxembourg) or Euroclear Bank S.A./N.V. (Euroclear) a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Bearer Notes (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts 3, 4, 5 and 6 of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Bearer Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the Exchange Date) which is 40 days after this Global Note is issued tins Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Final Terms, either (a) Definitive Bearer Notes of the same Series and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Bearer Notes) or (b) a Permanent Bearer Global Note of the same Series in or substantially in the form set out in Part 2 of Schedule 2 to the Trust Deed (together with the relevant information appearing in the Final Terms attached thereto).

If Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Bearer Global Note, then this

Global Note may only thereafter be exchanged for Definitive Bearer Notes of the same Series and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof.

Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in Hong Kong at the office of the Principal Paying Agent specified above. The Issuer shall procure that Definitive Bearer Notes or (as the case may be) the Permanent Bearer Global Note shall be so issued and delivered in exchange for only mat portion of this Global Note in respect of which there shall have been presented to the Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Principal Paying Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Bearer Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Bearer Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Part 3, Part 4, Part 5 and Part 6 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, each of the Guarantors, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer and each Guarantor, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law and the Issuer and the Guarantors have in the Trust Deed submitted to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG, Hong Kong Branch as Principal Paying Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of [              ].

[AMCOR LIMITED]/[AMCOR FINANCE (USA), INC](3)

(3)                                 Delete as applicable

By:
Duly Authorised

Authenticated without recourse, warranty or liability by

Deutsche Bank AG, Hong Kong Branch,

as Principal Paying Agent.

By:
Authorised Officer

[Form of Final Terms or relevant information appearing in the Final Terms to be attached hereto.]

Schedule One

PART I

INTEREST PAYMENTS

Confirmation of
	Interest Payment	Total amount of	Amount of interest	payment by or on
Date made	Date	interest payable	paid	behalf of the Issuer

PART II

PAYMENT OF INSTALMENT AMOUNTS

Remaining
nominal amount of
	Total amount of	Amount of	this Global Note	Confirmation of
	Instalment	Instalment	following such	payment by or on
Date made	Amounts payable	Amounts paid	payment(4)	behalf of the Issuer

(4)                                 See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Remaining
			nominal amount of	Confirmation of
			this Global Note	redemption by or
	Total amount of	Amount of	following such	on behalf of the
Date made	principal payable	principal paid	redemption(5)	Issuer

(5)                                 See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Remaining nominal
		amount of this Global	Confirmation of
	Part of nominal amount	Note following such	purchase and
	of this Global Note	purchase and	cancellation by or on
Date made	purchased and cancelled	cancellation(6)	behalf of the Issuer

(6)                                 See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two

EXCHANGES

FOR DEFINITIVE BEARER NOTES OR PERMANENT BEARER GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Bearer Notes or a part of a Permanent Bearer Global Note have been made:

Nominal amount of this
Global Note exchanged
	for Definitive Bearer	Remaining nominal
	Notes or a part of a	amount of this Global
	Permanent Bearer	Note following such	Notation made by or on
Date made	Global Note	exchange(7)	behalf of the Issuer

(7)                                 See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

PART 2

FORM OF PERMANENT BEARER GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](8)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER).](9)

[AMCOR LIMITED

(the Issuer)

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(the Issuer)

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](10)

PERMANENT BEARER GLOBAL NOTE

unconditionally and irrevocably jointly and severally guaranteed by

AMCOR UK FINANCE LIMITED

(Incorporated with limited liability under the laws of England and Wales with registered number 4160806)

and

[AMCOR LIMITED

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](11)

(the Guarantors)

(8)                                 Delete where the original maturity of the Notes is 1 year or less in the case of Amcor Limited, 183 days or less in case of Amcor Finance (USA) Inc.

(9)                                 To be inserted for Notes issued by Amcor Finance (USA) Inc that have a face amount or principal amount of $500,000 or more and a maturity (at issue) of 183 days or less. For Notes with a face amount or principal amount of less than $500,000 and a maturity (at issue) of 183 days or less, contact US tax.

(10)                          Delete as applicable

(11)                          Delete as applicable

This Note is a Permanent Bearer Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the relevant information appearing in the Final Terms attached hereto but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 28 February 2011 and made between the Issuer, the Guarantors and DB Trustees (Hong Kong) Limited as trustee for the holders of the Notes.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Principal Paying Agent at Level 52, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States of America, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

Where TEFRAD is specified in the applicable Final Terms, the Notes will initially have been represented by a Temporary Bearer Global Note. On any exchange of such Temporary Bearer Global Note issued in respect of the Notes for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Bearer Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Part 3, Part 4, Part 5 and Part 6 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Bearer Notes) either, as specified in the applicable Final Terms:

(a)                                 upon not less than 60 days’ written notice being given to the Principal Paying Agent by Euroclear Bank S.A./N.V. (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg) (acting on the instructions of any holder of an interest in this Global Note); or

(b)                                 upon the occurrence of an Exchange Event.

An Exchange Event means:

(a)                                 an Event of Default has occurred and is continuing; or

(b)                                 the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available;

(c)                                  the Issuer has or will, by reason of any change in the laws of the Tax Jurisdiction, be required to make any withholding or deduction from any payment in respect of the Notes which would not be required if the Notes were in definitive form and a certificate to such effect from two Authorised Signatories of the Issuer has been given to the Trustee[; or

(d)                                 upon request by a holder by giving notice to the Principal Paying Agent of its election for such exchange](12).

If this Global Note is exchangeable following the occurrence of an Exchange Event:

(i)                                     the Issuer will promptly give notice to Noteholders in accordance with Condition 15 upon the occurrence of such Exchange Event; and

(ii)                                  Euroclear Bank S.A./N.V. (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg) (acting on the instructions of any holder of an interest in this Global Note) may give notice to the Principal Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Principal Paying Agent requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 45 days after the date of receipt of the first relevant notice by the Principal Paying Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Bearer Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or a Sunday) on which banks are open for business in Hong Kong at the office of the Principal Paying Agent specified above.

The aggregate nominal amount of Definitive Bearer Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note. On exchange of this Global Note for Definitive Bearer Notes this Global Note shall be surrendered to the Principal Paying Agent.

(12)                          To be included for notes issued by Amcor Finance (USA) Inc.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts 3, 4, 5 and 6 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, each of the Guarantors, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer and each of the Guarantors, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

In certain circumstances further notes may be issued which are intended on issue to be consolidated and form a single Series with the Notes. In such circumstances, details of such further notes shall by entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such further notes shall be signed by or on behalf of the Issuer, whereupon the principal amount of the Notes represented by this Global Note shall be increased by the principal amount of any such further notes so issued.

This Global Note is governed by, and shall be construed in accordance with, English law and the Issuer has in the Trust Deed submitted to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG, Hong Kong Branch as Principal Paying Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of [            ].

[AMCOR LIMITED]/[AMCOR FINANCE (USA), INC](13)

By:
Duly Authorised

Authenticated without recourse, warranty or liability by
Deutsche Bank AG, Hong Kong Branch,
as Principal Paying Agent.

By:
Authorised Officer

[Form of Final Terms or relevant information appearing in the Final Terms to be attached hereto.]

(13)                          Delete as applicable

Schedule One

PART I

INTEREST PAYMENTS

Confirmation of
	Interest Payment	Total amount of	Amount of interest	payment by or on
Date made	Date	interest payable	paid	behalf of the Issuer

PART II

PAYMENT OF INSTALMENT AMOUNTS

Remaining
nominal amount of
	Total amount of	Amount of	this Global Note	Confirmation of
	Instalment	Instalment	following such	payment by or on
Date made	Amounts payable	Amounts paid	payment(14)	behalf of the Issuer

(14)                          See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Remaining
			nominal amount of	Confirmation of
			this Global Note	redemption by or
	Total amount of	Amount of	following such	on behalf of the
Date made	principal payable	principal paid	redemption(15)	Issuer

(15)                          See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Remaining nominal
		amount of this Global	Confirmation of
	Part of nominal amount	Note following such	purchase and
	of this Global Note	purchase and	cancellation by or on
Date made	purchased and cancelled	cancellation(16)	behalf of the Issuer

(16)                          See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two

EXCHANGES OF INTERESTS IN THE TEMPORARY BEARER GLOBAL NOTE INITIALLY

REPRESENTING THE NOTES FOR INTERESTS IN THIS GLOBAL NOTE, AND INTERESTS IN

THIS GLOBAL NOTE FOR DEFINITIVE BEARER NOTES

The following exchanges of interests in the Temporary Global Note initially representing the Notes for interests in this Global Note or interests in this Global Note for Definitive Bearer Notes have been made:

Nominal amount of (i)
the Temporary Global
Note initially
representing the Notes
exchanged for interests
in this Global Note (ii)
interests in this Global
Note for Definitive
Bearer Notes or (iii)
	issues of further notes	Nominal amount of this
	forming a single Series	Global Note following	Notation made by or on
Date made	with the Notes	such exchange(17)	behalf of the Issuer

(17)                          See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

Nominal amount of (i)
the Temporary Global
Note initially
representing the Notes
exchanged for interests
in this Global Note (ii)
interests in this Global
Note for Definitive
Bearer Notes or (iii)
	issues of further notes	Nominal amount of this
	forming a single Series	Global Note following	Notation made by or on
Date made	with the Notes	such exchange(17)	behalf of the Issuer

PART 3

FORM OF DEFINITIVE BEARER NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](18)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER).](19)

[AMCOR LIMITED

(the Issuer)

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(the Issuer)

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](20)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

unconditionally and irrevocably jointly and severally guaranteed by

AMCOR UK FINANCE LIMITED

(Incorporated with limited liability under the laws of England and Wales with registered number 4160806)]

and

[AMCOR LIMITED

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 0173 72)]/

AMCOR FINANCE (USA), INC

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](21)

(the Guarantors)

(18)                          Delete where the original maturity of the Notes is 1 year or less in the case of Amcor limited, 183 days or less in the case of Amcor Finance (USA) Inc.

(19)                          To be inserted for Notes issued by Amcor Finance (USA) Inc that have a face amount or principal amount of $500,000 or more and a maturity (at issue) of 183 days or less. For Notes with a face amount or principal amount of less than $500,000 and a maturity (at issue) of 183 days or less, contact US tax.

(20)                          Delete as applicable

(21)                          Delete as applicable

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (the Notes). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information appearing in the Final Terms (the Final Terms) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Note.

This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 28 February 2011 and made between the Issuer, the Guarantors and DB Trustees (Hong Kong) Limited as trustee for the holders of the Notes.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Deutsche Bank AG, Hong Kong Branch as Principal Paying Agent.

IN WITNESS whereof the Issuer has caused this Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of [            ].

[AMCOR LIMITED]/[AMCOR FINANCE (USA), INC](22)

By:
Duly Authorised

Authenticated without recourse, liability or warranty by
Deutsche Bank AG, Hong Kong Branch,
as Principal Paying Agent.

By:
Authorised Officer

[Form of Final Terms or relevant information appearing in the Final Terms to be attached hereto]

(22)                          Delete as applicable

[Conditions]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Principal Paying Agent and the Trustee, but shall not be endorsed if not required by the relevant stock exchange or other relevant authorities.]

PART 4

FORM OF RECEIPT

[Face of Receipt]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMTTATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](23)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNTIED STATES AND THE REGULATIONS THEREUNDER).](24)

[AMCOR LIMITED

(the Issuer)

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(the Issuer)

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](25)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [             ]

Receipt for the sum of [           ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the Conditions) on [           ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[AMCOR LIMITED]/[AMCOR FINANCE (USA), INC](26)

By:

(23)                          Delete where the original maturity of the Notes is 1 year or less in the case of Amcor Limited, 183 days or less in the case of Amcor Finance (USA) Inc.

(24)                          To be inserted for Notes issued by Amcor Finance (USA) Inc that have a face amount or principal amount of $500,000 or more and a maturity (at issue) of 183 days or less. For Notes with a face amount or principal amount of less than $500,000 and a maturity (at issue) of 183 days or less, contact US tax.

(25)         Delete as applicable

(26)         Delete as applicable

PART 5

FORM OF COUPON

[Face of Coupon]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS I65(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](27)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER).](28)

[AMCOR LIMITED

(the Issuer)

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(the Issuer)

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](29)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [            ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].(30)

Part A

[For Fixed Rate Notes

This Coupon is payable to bearer, separately Coupon for [            ] due on [           ], [             ]] negotiable and subject to the Terms and Conditions of the said Notes.

(27)                          Delete where the original maturity of the Notes is 1 year or less in the case of Amcor Limited, 183 days or less in the case of Amcor Finance (USA) Inc.

(28)                          To be inserted for Notes issued by Amcor Finance (USA) Inc that have a face amount or principal amount of $500,000 or more and a maturity (at issue) of 183 days or less. For Notes with a face amount or principal amount of less than $500,000 and a maturity (at issue) of 183 days or less, contact US tax.

(29)         Delete as applicable

(30)         Delete where the Notes are all of the same denomination.

Part B

[For Floating Rate Notes or Index Linked Interest Notes

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [ ] [ ]/[ ]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

PART 6

FORM OF TALON

[Face of Talon]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](31)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNTIED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER).](32)

[AMCOR LIMITED

(the Issuer)

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(the Issuer)

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](33)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [            ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]](34)

On and after [            ] further Coupons [and a further Talon](35) appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon,

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

(31)                          Delete where the original maturity of the Notes is 1 year or less in the case of Amcor Limited, 183 days or less in the case of Amcor Finance (USA) Inc.

(32)                          To be inserted for Notes issued by Amcor Finance (USA) Inc that have a face amount or principal amount of $500,000 or more and a maturity (at issue) of 183 days or less. For Notes with a face amount or principal amount of less than $500,000 and a maturity (at issue) of 183 days or less, contact US tax.

(33)                          Delete as applicable

(34)                          Delete where the Notes are all of the same denomination.

(35)                          Not required on last Coupon sheet.

[Reverse of Receipts, Coupons and Talons]

PRINCIPAL PAYING AGENT

Deutsche Bank AG, Hong Kong Branch

Level 52, International Commerce Centre,

1 Austin Road West, Kowloon, Hong Kong

and/or such other or further Principal Paying Agent or other Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

PART 7

FORM OF REGISTERED GLOBAL NOTES

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART.

[AMCOR LIMITED

(the Issuer)

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(the Issuer)

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](36)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

unconditionally and irrevocably jointly and severally guaranteed by

AMCOR UK FINANCE LIMITED

(Incorporated with limited liability under the lam of England and Wales with registered number 4160806)]

and

[AMCOR LIMITED

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](37)

(the Guarantors)

The Issuer hereby certifies that                    is, at the date hereof, entered in the register as the holder of the aggregate nominal amount of                       of a duly authorised issue of Notes of the Issuer (the Notes) of the nominal amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as

(36)         Delete as applicable

(37)         Delete as applicable

supplemented, replaced and modified by the relevant information appearing in the Final Terms attached hereto but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 28 February 2011 and made between the Issuer, the Guarantors and DB Trustees (Hong Kong) Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, agrees to pay to such registered holder on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Registrar at its offices at 2, Boulevard Konrad Adenauer, L-1115 Luxembourg, Luxembourg or any Paying Agent at their respective offices or such other specified office as may be specified for this purpose in accordance with the Conditions.

On any redemption in whole or in part or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the register. Upon any such redemption, payment of an instalment or purchase and cancellation the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled. The nominal amount of this Global Note and of the Notes held by the registered holder hereof following any such redemption or purchase and cancellation as aforesaid or any transfer or exchange as referred to below shall be the nominal amount most recently entered in the register.

This Global Note may be exchanged in whole, but not in part, for Definitive Registered Notes without Receipts, Coupons or Talons attached only upon the occurrence of an Exchange Event.

An Exchange Event means:

(a)           an Event of Default has occurred and is continuing; or

(b)                                 the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available; or

(c)                                  the Issuer has or will, by reason of any change in the laws of the Tax Jurisdiction, be required to make any withholding or deduction from any payment in respect of the Notes which would not be required if the Notes were in definitive form and a certificate to such effect from two Authorised Signatories of the Issuer has been given to the Trustee.

If this Global Note is exchangeable following the occurrence of an Exchange of Event:

(i)            the Issuer will promptly give notice to Noteholders in accordance with Condition 15 (Notices) upon the occurrence of such Exchange Event; and

(ii)           the registered holder hereof may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (c) above, the Issuer may also give notice to the Registrar requesting exchange. Any such exchange shall occur not later than ten days after the date of receipt of the first relevant notice by the Registrar.

Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions hereof and of the Agency Agreement dated 28 February 2011 (as amended and/or supplemented and/or restated from time to time) and the rules and operating procedures of Euroclear and Clearstream, Luxembourg.

On any exchange or transfer as aforesaid pursuant to which either (i) Notes represented by this Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented details of such exchange or transfer shall be entered by or on behalf of the Issuer in the register, whereupon the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so exchanged or transferred.

Subject as provided in the following two paragraphs, until the exchange of the whole of this Global Note as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Registered Notes in the form set out in Part 8 of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantors, the Trustee, the Principal Paying Agent, the Registrar, the Transfer Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer and the Guarantors, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note and any non-contractual obligations arising out or in connection with it is governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by Deutsche Bank Luxembourg, S.A. as Registrar.

IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

[AMCOR LEMITED]/[AMCOR FINANCE (USA), INC](38)

By:
Duly Authorised

Authenticated without recourse, warranty or liability by Deutsche Bank Luxembourg, S.A., as Registrar

(38)         Delete as applicable

By:
Authorised Officer

[Form of Final Terms or relevant information appearing in the Final Terms to be attached hereto]

PART 8

FORM OF DEFINITIVE REGISTERED NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART.

[AMCOR LIMITED

(the Issuer)

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(the Issuer)

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](39)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

unconditionally and irrevocably jointly and severally guaranteed by

AMCOR UK FINANCE LIMITED

(Incorporated with limited liability under the laws of England and Wales with registered number 4160806)]

and

[AMCOR LIMITED

(incorporated with limited liability under the laws of the state of New South Wales,

Australia with registered number ABN 62 000 017 372)]/

AMCOR FINANCE (USA), INC

(incorporated with limited liability under the laws of the state of Delaware,

United States of America)](40)

(the Guarantors)

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer. References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out hereon] as supplemented, replaced and modified by the relevant information appearing in the Final Terms (the Final Terms) attached hereto but, in the event of any conflict between the provisions of

(39)                          Delete as applicable

(40)                          Delete as applicable

the said Conditions and such information in the Final Terms, such information in the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 28 February 2011 and made between the Issuer, the Guarantors and DB Trustees (Hong Kong) Limited as trustee for the holders of the Notes.

THIS IS TO CERTIFY that [                                      ] is/are the registered holder(s) of one or more of the above-mentioned Notes and is/are entitled on the Maturity Date, or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, to the amount payable on redemption of this Note and to receive interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Deutsche Bank Luxembourg, S.A., as Registrar.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

[AMCOR LIMITED]/[AMCOR FINANCE (USA), INC](41)

By:
Duly Authorised

Authenticated without recourse, warranty or liability by

Deutsche Bank Luxembourg, S.A.,

as Registrar

By:
Authorised Officer

[Form of Final Terms or relevant information appearing in the Final Terms to be attached hereto]

(41)                          Delete as applicable

FORM OF TRANSFER OF REGISTERED NOTE

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfers) to

(Please print or type name and address (including postal code) of transferee)

[Specified Currency][          ] nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing                                                                                                                                 as attorney to transfer such nominal amount of this Note in the register maintained by [ISSUER] with full power of substitution.

Signature(s)

Date:

N.B.:                    This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

[Conditions]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Principal Paying Agent and the Trustee, but shall not be endorsed if not required by the relevant stock exchange or such relevant authority.]